Dated 25 January	2016
PATRICK CURRAN AND OTHERS RAMBUS INC.

Sale and purchase of the entire issued share capital of Smart Card Software Limited

	Contents
	Clause	Page
1	Interpretation and definitions	1
2	Sale and purchase of the Shares	1
3	Purchase Price	2
4	Completion	4
5	Warranties	4
6	Indemnities	5
7	Restrictive covenants	7
8	Post-completion actions	8
9	Further assurance	9
10	Payments	9
11	Notices	10
12	Sellers' Representative	11
13	Assignment	12
14	Third party rights	12
15	Announcements	12
16	Confidentiality	13
17	Entire agreement	14
18	Alterations	14
19	Severability	14
20	Counterparts	15
21	Payment of costs	15
22	Continuing effect of this Deed	15
23	Governing law	15
24	Submission to jurisdiction	15
25	Process agent	16
1	The Sellers, Option Holders and Warrantors	17
	Part 1 – The Sellers	17
	Part 2 – The Option Holders	19
	Part 3 - The Warrantors	20
2	The Group	21
	Part 1 – The Company	21
	Part 2 – Subsidiaries and subsidiary undertakings of the Company	23
3	Completion obligations	30
4	Warranties and Fundamental Warranties	34
5	Limitations on liability	49
6	Retention provisions	59
	Part 1 – Definitions	59
	Part 2 – Payments into and from the Retention Account	61
7	Completion Statement	65
	Part 1 – Definitions	65
	Part 2 – Purchase price adjustment	67
	Part 3 – Preparation and agreement/determination of the Completion Statement	68
	Part 4 – Specific accounting policies	72
	Part 5 – Format of the Completion Statement	76
8	Leasehold Properties	80

9	Taxation	82
	Part 1 — Interpretation and Buyer Protections	82
	Part 2 — Credit Mechanisms	89
	Part 3 — Procedure	92
	Part 4 — Taxation Warranties	95
10	Buyer Warranties	98
11	Interpretation and definitions	99

This Deed is made on 25 January 2016
Between

(1)	The persons whose names and addresses are set out in parts 1 and 2 of schedule 1 (together the Sellers); and

(2)	Rambus Inc. (No. 2713545) a company registered in Delaware, USA whose office is at Delaware, USA whose office is at 1050 Enterprise Way, Suite 700, Sunnyvale, CA 94089 (Buyer).
Background

(A)
The Sellers have agreed to sell, and the Buyer has agreed to buy, the entire issued share capital of Smart Card Software Limited and the Sellers and the Buyer have agreed to be bound by the obligations undertaken by them under this Deed.

It is agreed as follows

1	Interpretation and definitions

1.1	Interpretation
This Deed will be interpreted in accordance with the provisions set out in paragraph 1 of schedule 11 (Interpretation and definitions) unless the context otherwise requires.

1.2	Defined terms
A number of terms used in this Deed are defined in schedule 11 (Interpretation and definitions) at the end of this Deed and all such defined terms will apply throughout this Deed. In addition to the terms defined in schedule 11 (Interpretation and definitions), a number of other terms are defined elsewhere in this Deed, and those defined terms will also apply throughout this Deed unless the context otherwise requires.

1.3	Incorporation of the schedules
The schedules form part of this Deed and will have the same effect as if they had been set out in full in the body of this Deed.

2	Sale and purchase of the Shares

2.1	Agreement to sell
Each Seller agrees to sell the Shares set out against that Seller's name in column (3) of part 1 of schedule 1 and the Buyer agrees to buy such Shares, in each case with effect from Completion.

2.2	Rights attaching to the Shares
Each Seller covenants with the Buyer that the Shares to be sold by him will be sold:

(a)	with full title guarantee;

(b)	free from any Security Interest; and

(c)
together with all rights and benefits attaching or accruing to the Shares on or after the date of Completion including the right to receive all dividends and distributions declared, paid or made on or after the date of Completion.

2.3	Waiver of pre-emption rights and consent to transfer

(a)	Each Seller waives any pre-emption, first refusal or similar rights conferred on him by the articles of association of the Company or otherwise over any of the Shares.

(b)
Each Seller consents to and waives any pre-emption, first refusal or similar rights conferred on him by the articles of association of the Company or otherwise over the transfer of 14,120,000 ordinary shares in the capital of the Company from being jointly held by Patrick Curran and Glynnis Curran to Patrick Curran as sole holder of such shares.

2.4	Warranties relating to the Shares
Each Seller warrants to the Buyer as at the date of this Deed that:

(a)	he is the sole legal and beneficial owner of the Shares being sold by him;

(b)	the Shares being sold by him will be sold free from any Security Interest;

(c)	he has the right to transfer the full legal and beneficial title to the Shares being sold by him to the Buyer without the consent of any third party;

(d)	he has full legal power and authority to enter into and perform his obligations under this Deed and each other Transaction Document to which he is to be a party; and

(e)	the obligations undertaken by him under this Deed and the other Transaction Documents to which he is to be a party are legally binding on him.

3	Purchase Price

3.1	Purchase Price amount
The consideration for the sale of the Shares (Purchase Price) will be £64,700,000.00 (which amount includes the Retention Sum), subject to any adjustment in accordance with this Deed.

3.2	Purchase Price allocation
The Purchase Price will be divided between the Sellers as set out in column (4) of parts 1 and 2 of schedule 1 (The Sellers).

3.3	Retention Sum
The Retention Sum will be dealt with as set out in schedule 6 (Retention provisions).

3.4	Purchase Price adjustment
The Purchase Price will be subject to adjustment as set out in schedule 7 (Completion Statement).

3.5	Reduction in Purchase Price

Any payment made by any of the Sellers to the Buyer under this Deed will, to the extent possible, take effect as a reduction in the Purchase Price.

3.6	Consideration for the Shares held by the Option Holders
Each of the Option Holders hereby severally agrees and acknowledges with the Buyer that he has not paid to the Company the necessary amount to exercise his Option, pursuant to the exercise of which, Shares were allotted and issued to such Option Holders, such amount being set out opposite his name in column (5) of part 2 of schedule 1 (Option Exercise Price) nor any Option Tax Liability, if relevant. Accordingly:

(a)
each of the Option Holders agrees that the Company may deduct the Option Exercise Price and Option Tax Liability, if relevant, in respect of the Shares held by the relevant Option Holder in accordance with clause 3.6(b); and

(b)	each of the Option Holders and the Buyer hereby severally agrees that (and the Buyer agrees to procure that following Completion the Company will take the necessary actions to ensure that):

(i)
the aggregate Purchase Price due to the Option Holders in respect of the Shares sold by the Option Holders will be paid by the Buyer to the Company by electronic funds transfer for same day value into the Company Account;

(ii)	an amount equal to the aggregate Option Exercise Price shall be deducted by the Company from the aggregate Purchase Price due to the Option Holders in respect of the Shares sold by the Option Holders;

(iii)
an amount equal to the aggregate Option Tax Liability shall be deducted by the Company from the aggregate Purchase Price due to the Employee Option Holders in respect of the Shares sold by the Employee Option Holders and paid by the Company or relevant Group Company to the relevant Tax Authority within the required time limits;

(iv)
the balance of the aggregate Purchase Price due to the Consultant Option Holders in respect of the Shares sold by the Consultant Option Holders following the deductions made pursuant to clause 3.6(b)(ii) will be payable by the Company to the Consultant Option Holders shortly following the Completion Date by electronic funds transfer for same day value to the bank account nominated by the Consultant Option Holder as set out in the terms of their contract for the provision of services in their respective proportions;

(v)
each Consultant Option Holder agrees with the Buyer that he will reimburse the Company for any income tax, social security charges, employee's national insurance contributions, or other amounts as appropriate for which he would or may be liable and which are required to be accounted for by the Company (or, if appropriate, by such Option Holder's employer) as a result of the exercise of his Options or payment of the Purchase Price to any relevant authority, together with any related fines, penalties and interest; and

(vi)
the balance of the aggregate Purchase Price due to the Employee Option Holders in respect of the Shares sold by the Employee Option Holders following the deductions made pursuant to clauses 3.6(b)(ii) and 3.6(b)(iii) shall be paid by the Company to the relevant Group Companies which are the employers of the Employee Option Holders and will be payable by those relevant Group Companies to the Employee Option Holders through the payroll shortly following the Completion Date in their respective proportions.

4	Completion

4.1	Completion Date
Completion will take place on the Completion Date at the Sellers' Solicitors' offices.

4.2	Completion obligations
At Completion, each party will comply with its obligations in schedule 3 (Completion obligations).

4.3	Sale of all the Shares to be simultaneous
The Buyer is not obliged to purchase any of the Shares unless the purchase of all the Shares is completed simultaneously.

4.4	Power of Attorney
Each Seller irrevocably and unconditionally appoints the Buyer as his lawful attorney (and to the complete exclusion of any rights that he may have in that regard) for the purpose of:

(a)	exercising any voting and other rights and receiving any benefits and entitlements which attach to or arise in respect of any of the Shares;

(b)
agreeing to any compromise or arrangement affecting the Shares and to use any lawful means that may appear to the Buyer necessary or desirable in order to safeguard the interests, or enforce the rights, of the registered holder of the Shares;

(c)	receiving notices of and attending all meetings of any members of the Company; and

(d)	generally approving or executing documents and doing any acts or things in relation to any of the Shares as the attorney thinks fit, in each case from Completion to the day on which the Buyer or its nominee is entered in the register of members as the holder of the Shares. For this purpose, each Seller authorises and instructs the Company to send all communications and payments in respect of the Shares to the Buyer during such period.

4.5	Tax schedule
The provisions of schedule 9 (Tax) shall have effect from Completion.

5	Warranties

5.1	Giving of Warranties
The Warrantors warrant to the Buyer in the terms of the Warranties, Fundamental Warranties and Tax Warranties as at the date of this Deed.

5.2	Disclosure

(a)
The Warranties and the Tax Warranties are qualified to the extent of the matters fairly disclosed in the Disclosure Letter. For this purpose, fairly disclosed means disclosed in such a manner as would enable a reasonably diligent purchaser of the Shares to make a reasonable assessment of the matter concerned.

(b)
The Indemnities are not qualified by matters disclosed in the Disclosure Letter or any knowledge (deemed, actual or otherwise) on the part of the Buyer or any of its officers, employees, advisers or agents.

5.3	Limitations on liability
The liability of the Sellers under this Deed is limited by the limitations as set out in schedule 5 (Limitations on liability).

5.4	Buyer Warranties
The Buyer warrants to the Sellers in the terms of the Buyer Warranties.

5.5	IP Warranties on an indemnity basis
Each Warrantor agrees to indemnify on an after-Tax basis and hold harmless the Buyer against all losses it or any member of the Group may suffer or incur relating to or arising from any claims or allegations (including reasonable legal fees incurred in investigating or defending against any such claim or allegation) by any third party based upon, arising out of or otherwise in respect of any matter or circumstance which represents or would, if such claim or allegation were substantiated, represent a breach of any of the Warranties at paragraph 9 of Schedule 4 (Warranties and Fundamental Warranties) (Indemnified IP Warranties).

6	Indemnities
(A) Accrington joint venture
Each Warrantor agrees to indemnify on an after-Tax basis and hold harmless the Buyer against all losses (including reasonable legal fees incurred in investigating or defending against any such claim or proceedings) it or any member of the Group may suffer or incur relating to or arising from any claims or proceedings issued or brought against Ecebs or any member of the Buyer’s Group by:

(a)
MPTE or their successors or assigns for the repayment of any sum provided by MPTE to Accrington pursuant to the Accrington Facility Agreement and/or for the enforcement of any security under the Accrington Debenture;

(b)
MPTE or any of their successors or assigns for the infringement of MPTE’s, Accrington’s or a successor’s or assignee’s Intellectual Property (including any Intellectual Property assigned by Ecebs to Accrington under the Accrington Joint Venture Agreement or the Accrington Software Development Agreement), where such a claim or proceeding relates to (i) the use of such Intellectual Property by any member of the Group prior to or at Completion; or (ii) the Buyer’s or any member of the Buyer’s Group’s use of such Intellectual Property in the same manner that it was used in the Business at Completion; and

(c)	MPTE or any of their successors or assigns for breach of the Accrington Joint Venture Agreement, the Accrington Software Development Agreement and/or the Accrington Escrow Agreement.
(B) Bell Trade Mark Dispute
Each Warrantor agrees to indemnify on an after-Tax basis and hold harmless the Buyer against all losses (including reasonable legal fees incurred in investigating or defending any such claim or proceedings) it or any member of the Group may suffer or incur in relation to any claims or proceedings issued or brought by Bell Canada (or any affiliate of Bell Canada) arising out of or otherwise in respect of Bell Identification B.V. (or any member of the Group):

(a)
having infringed or made unauthorised use of the Intellectual Property of Bell Canada (or any affiliate of Bell Canada), including having made any unlawful, improper or inappropriate use of such Intellectual Property, where such a claim or proceedings relates to (i) the use of such Intellectual Property by any member of the Group prior to or at Completion; or (ii) the Buyer’s or any member of the Buyer’s Group’s use of such Intellectual Property in the same manner that it was used in the Business at Completion;

(b)
having breached any of its obligations under any coexistence agreement or similar arrangement that may be deemed to exist between Bell Identification B.V. (or any affiliate of Bell Identification B.V.) and Bell Canada (or any affiliate of Bell Canada), including any contract deemed to exist pursuant to the terms of the co-existence and license agreement contained as documents 4.1.1, 4.1.2, 4.1.3, 4.1.4 and 4.1.5 in sub-subfolder 4.1 (Pending or threatened litigation, legal proceedings) of Legal subfolder (4) of the Bell Identification folder (3) of the Data Room.

(C) Ecebs Jasper Intelligence-Reporting Indemnity
Each Warrantor agrees to indemnify on an after-Tax basis and hold harmless the Buyer against all losses it or any member of the Group may suffer or incur relating to or arising from any claims or allegations (including reasonable legal fees incurred in investigating or defending against any such claim or allegation) by any third party based upon, arising out of or otherwise in respect of the use by Ecebs of the Jasper Intelligence-Reporting code in its Proprietary Software.
(D) Works Council
Each Warrantor agrees to indemnify on an after-Tax basis and hold harmless the Buyer against all losses (including reasonable legal fees incurred in investigating or defending any such claim or proceedings) it or any member of the Group may suffer or incur in relation to any claim or proceedings issued or brought arising out of or otherwise in respect of any failure of any Group Company prior to Completion to establish a works council or other employee representative body in the Netherlands where such is required by law or regulation.

6.2	Limitations on liability
Notwithstanding any other provision of this Deed, the provisions of schedule 5 (Limitations of liability) will only apply to Indemnity Claims, Third Party Software Indemnity Claims and Third Party IP Claims where expressly stated.

6.3	Wrong Pockets

If any of the Sellers owns, has in his possession or controls after Completion any Intellectual Property which is used in or, or is necessary to carry on the Business at Completion, or in the year prior to Completion, the relevant Seller shall transfer such Intellectual Property to the Company, or another company nominated by the Buyer, for nominal consideration as soon as practicable after becoming aware of such rights.

7	Restrictive covenants

7.1	Definitions
In this clause 7, unless the context otherwise requires:
Restricted Area means UK, Netherlands, Singapore, Canada, Greece, India, Australia, New Zealand, Germany, Denmark, Saudi Arabia and the United States of America
Restricted Period means the period of 3 years beginning on the Completion Date
Restricted Person means Patrick Curran
Restricted Services means token services, virtual payment gateway services, secure element in the cloud services and smart ticketing services, together with each other service provided by the Business in the 12 months prior to Completion

7.2	Giving of restrictive covenants
The Restricted Person agrees with the Buyer that he will not during the Restricted Period:

(a)
in the Restricted Area be engaged or directly or indirectly interested in carrying on, or be employed in, any business which is involved in the supply of Restricted Services and which is in competition with the business of any Group Company as carried on at, or during the year prior to, the Completion Date;

(b)
in competition with the business of any Group Company as carried on at the Completion Date, deal in relation to the supply of Restricted Services with any person in the Restricted Area who has within the year prior to the Completion Date been a customer of any Group Company;

(c)
disclose to any other person (in any way which may be detrimental to the business of any Group Company as carried on at the Completion Date) any Confidential Business Information for so long as the information remains Confidential Business Information;

(d)	solicit or entice away from the employment of any Group Company any person who is an employee of any Group Company at Completion; nor

(e)	knowingly assist any other person to do any of the foregoing things.
Each undertaking contained in this clause 7.2 shall be construed as a separate undertaking and if one or more of the undertakings is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade, the remaining undertakings shall continue to bind the Restricted Person.

7.3	Exceptions to the restrictive covenants
Clause 7.2 will not prevent the Restricted Person:

(a)
holding or being interested in up to 5% of the issued share capital of a company listed on a recognised investment exchange (as defined by section 285 of the Financial Services and Markets Act 2000) or the Alternative Investment Market of the London Stock Exchange;

(b)	performing any of his obligations under this Deed or any other Transaction Document;

(c)	carrying out any relevant duties or activities in the Restricted Person's capacity as an employee, consultant and/or director of any Group Company at any time;

(d)
employing or engaging any person responding to a bona fide advertisement for a post available to the public generally or through an employment agency (provided such employment agency's activities are not specifically directed or targeted towards any employee, consultant or director of any Group Company who is a director, employee or consultant of the Group at Completion); or

(e)
carrying on or being engaged, employed or otherwise interested in any business which is involved in the supply of Restricted Services after such time as the Buyer and any affiliate of the Buyer ceases to carry on or be engaged or economically interested in such activities.

7.4	Restrictions relating to business names
Each Seller agrees with the Buyer that for:

(a)	a minimum period of five (5) years after the Completion Date; and

(b)	thereafter for so long as any present or future member of the Buyer’s Group continues to retain an interest in them, he will not use or procure the use in connection with any business (other than the business of any Group Company) of:
(i)    the name Smart Card Software, Bell ID or Ecebs;

(ii)	any other trade marks, names or logos used by the Business as a mark, name or logo of the Business or any Group Product at the Completion Date; or

(iii)	any other trade marks, names or logos which are reasonably likely to be confused with any such trade marks, names or logos referred to in clause 7.4(i) or (ii).

7.5	Amendment of restrictions
The Restricted Person agrees that the restrictions in this clause 7 are reasonable.  Nevertheless, if any of the restrictions are found to be void but would be valid if reduced in scope or deleted in part, the relevant restriction will apply with such reduction or deletion as is necessary to make it valid and enforceable.

8	Post-completion actions

8.1	To the extent that any Seller remains appointed as a director of any Group Company following Completion:

(a)
such Seller shall (i) tender their resignation from such position at the next board meeting of the relevant Group Company and (ii) confirm in writing to the relevant Group Company that all the remuneration and expenses due to such Seller as a result of such position has been duly paid to that date (other than accrued salary and expenses for the month in which the resignation takes effect) and that such Seller has no claim or right of action against the relevant Group Company or any of its subsidiaries, officers or employees for breach of contract, compensation for loss of office or on any other account whatsoever and that there is no agreement or arrangement outstanding under which the relevant Group Company or any of its subsidiaries, officers or employees has or could have any obligation to such Seller and such Seller shall irrevocably waive any such claim or right of action and release and forever discharge the relevant Group Company, its officers and employees from all and any liability in respect thereof;

(b)
such Seller shall execute any documents and do all such acts and things as the Buyer may reasonable require to obtain approval of their resignation and appoint in their stead the Buyer’s nominated directors to the board of the relevant Group Company;

(c)
such Seller shall obtain the prior written (including by email) consent of the Buyer before exercising any of the rights, powers and privileges attaching to their position or taking any action in their capacity as director of secretary of any Group Company following Completion unless such action is already provided for, or contemplated by, this clause 8; and

(d)
such Seller shall indemnify and hold harmless the Buyer against all losses it or any member of the Group may suffer or incur relating to or arising from any action referred to in (c) above which is undertaken not in accordance with the provisions of that clause.

9	Further assurance
Each Seller will, on written request by the Buyer served during the period of 12 months following Completion, execute such documents and do such acts and things as the Buyer may reasonably require to transfer the Shares to the Buyer on the terms set out in this Deed provided always that nothing in this Deed will oblige the Sellers to pay stamp duty or stamp duty reserve tax in respect of the transfer of the Shares which will be the sole responsibility of the Buyer.

10	Payments

10.1
Any amounts payable to any of the Sellers under this Deed must be paid by electronic funds transfer for same day value into the following account of the Sellers' Solicitors (or any other account notified to the Buyer in writing by the Sellers for this purpose from time to time) (Seller Account):

Account name:
Name of bank:
Bank address:
Sort code:
Account number:

10.2
The Sellers' Solicitors are irrevocably authorised by each Seller to receive any amount payable to the Sellers under this Deed and the receipt of any amount so paid in the Seller Account will be a valid discharge for the Buyer for the relevant amount.

10.3
Any amounts payable to the Company under this Deed must be paid by electronic funds transfer for same day value into the following account (or any other account notified to the Buyer in writing by the Company for this purposes from time to time) (Company Account):

Account name:
Name of bank:
Swift code:
CHAPS code:
Faster Payments/BACS Code:
Account number:

10.4	Receipt of any amount so paid in the Company Account will be a valid discharge for the Buyer for the relevant amount.

10.5	The Buyer will have no obligation relating to the distribution of any payment made under clause 10.1 between any of the Sellers.

10.6
Any amounts payable to the Buyer under this Deed must be paid by electronic funds transfer for same day value into such account as is notified to the Sellers’ Representative in writing by the Buyer for this purpose from time to time (Buyer Account).

10.7	Receipt of any amount paid into the Buyer Account will be a valid discharge for the Sellers for the relevant amount.

11	Notices

11.1
Any notice, consent, request, approval, settlement, election, proposal, claim form (including particulars of claim) for the purpose of serving proceedings or other communication under or in connection with this Deed (Notice) will be:

(a)	in English;

(b)	in writing; and

(c)	delivered by hand or internationally recognised courier service or, if such Notice is posted in the UK to an address in the UK, by first class post.

11.2	Notices may not be delivered by fax or e-mail.

11.3
Any Notice to any Seller will be sent to the Sellers' Representative at the following address, or such other address in the UK as notified to the Buyer from time to time in accordance with clause 12.2:

Party:	Patrick Curran, as the Sellers' Representative
Address:

11.4	Any Notice to the Buyer will be sent to the following address, or such other address in the UK as the Buyer may notify to the Sellers' Representative from time to time:

Party:	Rambus Inc.
Address:	1050 Enterprise Way, Suite 700, Sunnyvale, CA 94089, United States of America
For the attention of:	General Counsel

11.5	A Notice will be effective on receipt and, in the absence of evidence of earlier receipt, will be deemed to have been received:

(a)	at the time of delivery if delivered by hand or courier service; or

(b)	2 Business Days after posting if sent by first class post;
save that if this means that any Notice would otherwise be deemed to be received outside normal business hours (normal business hours for this purpose being between 9.00 am and 5.00 pm on a Business Day at the place of receipt of the Notice), such Notice will be deemed to be received at the start of normal business hours on the next Business Day.

11.6	The Civil Procedure Rules will not apply to the service of any Notice under this Deed.

12	Sellers' Representative

12.1
The Sellers appoint Patrick Curran of Corringales, to be their representative for the purposes of this Deed (whether as Sellers or as Warrantors) on the terms set out in this clause 12 (Sellers' Representative) and undertake to the Buyer not to revoke the authority of the Sellers' Representative to act as such.  Notice details for the Sellers' Representative are set out in clause 11.3.

12.2	The Sellers:

(a)	may on one or more occasions; and

(b)	if the Sellers' Representative dies or is otherwise unwilling to continue to act in that capacity, will promptly, appoint a replacement Sellers' Representative, in either case by notice to the Buyer signed by all the Sellers, such appointment to take effect 5 Business Days after the notice is given.

12.3	References in this Deed to the Sellers' Representative will be deemed to refer to the Sellers' Representative for the time being appointed under clauses 12.1 and 12.2 above.

12.4	Each Seller irrevocably authorises the Sellers' Representative:

(a)	to negotiate, compromise, settle or agree any matter arising out of this Deed with the Buyer;

(b)	without affecting clause 12.4(a), to act in relation to any matter which this Deed provides is to be dealt with, done or agreed by the Sellers' Representative; and

(c)	give any Notice,
on behalf of any one or more of the Sellers.

12.5	Except for a notice given by the Sellers under clause 12.2, Notices given on behalf of any one or more of the Sellers will only be valid if they have been given by the Sellers' Representative.

12.6	The Buyer may:

(a)	treat any matter negotiated, compromised, settled or agreed by the Sellers' Representative as having been done on behalf of, and as being binding on, all of the Sellers;

(b)	treat a Notice given by the Sellers' Representative as having been given on behalf of, and as being binding on, all of the Sellers; and

(c)	give a Notice to any one or more Sellers by sending it to the Sellers' Representative, indicating in such notice to which of the Sellers it is addressed.

12.7	Service of a Notice on the Sellers' Representative will constitute valid service of that Notice on those of the Sellers to whom it is addressed.

13	Assignment

13.1	No right or obligation arising under this Deed may be assigned, transferred or otherwise disposed of, in whole or in part, by any party without the prior written agreement of the other parties.

13.2
If there is an assignment or encumbrance under this clause 13, the amount of loss or damage or other amount recoverable by the assignee or encumbrancer will be no greater than would have been the case had such assignment or encumbrance not taken place.

14	Third party rights

14.1
Subject to clause 14.2, and unless this Deed expressly states otherwise (which includes any provision expressed to be in favour of any person who is not a party), a person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of, or enjoy any benefit under, this Deed.

14.2
A valid assignee of the Buyer under clause 13 (Assignment) may enforce the obligations of the Sellers set out in this Deed, and a valid assignee of the Sellers under clause 13 (Assignment) may enforce the obligations of the Buyer set out in this Deed.

14.3
This Deed may be terminated, and any provision of it amended or waived, without the consent of any person who is not a party to this Deed but who has the right to enforce any of its terms under this clause 14.

15	Announcements

15.1
Subject to clause 15.2 and save for any press announcement agreed between the Buyer and the Sellers' Representative, no announcement relating to the existence or subject matter of this Deed or any other Transaction Document will be made or issued by or on behalf of:

(a)	the Sellers without the prior written approval of the Buyer; or

(b)	the Buyer or any member of the Buyer's Group without the prior written approval of the Sellers' Representative, in either case, such approval not to be unreasonably withheld or delayed.

15.2	Any party may make an announcement concerning the sale or purchase of the Shares or any ancillary matter:

(a)	if required by the law of any relevant jurisdiction;

(b)	if required by any regulatory body to which it is subject; or

(c)	if required by any securities exchange on which its securities (or those of its holding company) are listed, provided that the relevant party will notify the other party of any such announcement being made.

16	Confidentiality

16.1
Subject to clause 16.2, each party will treat as strictly confidential, and not disclose or use, any information received or obtained as a result of entering into or performing this Deed and the other Transaction Documents which relates to:

(a)	the existence and the provisions of this Deed and the other Transaction Documents;

(b)	the negotiations relating to this Deed and the other Transaction Documents;

(c)	(in the case of the Buyer only) the business, financial and other affairs of the Sellers; and

(d)	(in the case of the Sellers only) the business, financial and other affairs of the Group and the Buyer’s Group.

16.2	Clause 16.1 will not prohibit disclosure or use of any information which would otherwise be treated as confidential if and to the extent:

(a)	the disclosure or use is required by the law of any relevant jurisdiction;

(b)	the disclosure or use is required for the purpose of any judicial proceedings arising out of this Deed or any other Transaction Document;

(c)
the disclosure or use is required by any regulatory body to which any party is subject (including, in the case of the Buyer, the requirement to publicly file this Deed (redacted to the extent legally permissible) with the SEC on Edgar);

(d)	the disclosure or use is required by any securities exchange on which the shares or other securities of the disclosing party or its holding company are listed;

(e)	the disclosure is made to any Tax Authority in connection with the Tax affairs of the disclosing party;

(f)	the disclosure is made on a strictly confidential basis to the professional advisers, auditors and/or bankers of the disclosing party;

(g)	the information has become publicly available through no fault of the disclosing party;

(h)	the other party has given prior written approval to the disclosure or use by the disclosing party; or

(i)	it does so to a member of the Buyer’s Group (in the case of the Buyer) which accepts restrictions in the terms of this clause 16, provided that any disclosure or use of any information under any of clauses 16.2(a) to 16.2(e) (inclusive) will, to the extent permitted by law and subject to litigation privilege and/or legal professional privilege and as is otherwise reasonable and practicable in the circumstances, be made by the disclosing party only after notice to the other party.

16.3
Nothing in this clause 16 shall prohibit the Buyer from conducting any investor or customer road-show activity or other investor or customer education of any kind provided that during each investor or customer road-show or other investor or customer education (i) the confidentiality of the Sellers' personal business, financial and other affairs is maintained as far as reasonably practicable and (ii) the Buyer makes no adverse remarks or statements that may reasonably damage the reputation of any Seller who has advised the Group or acted as part of any Group member's management team at any time before Completion.

17	Entire agreement

17.1
This Deed (together with the other Transaction Documents) sets out the entire agreement and understanding between the parties to them in connection with the subject matter of this Deed and matters described in the other Transaction Documents.

17.2
Without affecting clause 17.1, this Deed (together with the other Transaction Documents) supersedes the non-disclosure agreement dated 22 December 2014 and heads of agreement dated 27 November 2015 and all, if any, other prior negotiations, representations, undertakings and agreements (whether oral or written) on any matter which is the subject of this Deed or any of the other Transaction Documents.

17.3
Each of the parties acknowledges that it is not relying on any statement, warranty, representation, undertaking, collateral contract or other assurance given or made by or on behalf of any of the other parties or the Group (or any of their respective agents, officers, employees and advisers) in relation to the subject matter of this Deed which is not expressly set out in this Deed or the other Transaction Documents (Non-contractual Assurance).

17.4
No party will have any claim or remedy in respect of any Non-contractual Assurance.  To the extent that any of the parties has been given any Non-contractual Assurance (including, for the avoidance of doubt, any innocent or negligent misrepresentation or misstatement), the relevant party unconditionally waives any claims, rights or remedies which it might otherwise have in relation thereto.

17.5	Nothing in this clause 17 or otherwise under this Deed will exclude or limit any liability for, or remedy in respect of, fraud or fraudulent misrepresentation.

18	Alterations
Any alteration to this Deed must be in writing, refer specifically to this Deed and be duly executed by each party.

19	Severability

19.1
If any provision in this Deed is or at any time becomes invalid, illegal or unenforceable in whole or in part, the relevant provision (or part of it), to the extent that it is invalid, illegal or unenforceable, will not apply and will be deemed not to form part of this Deed.

19.2
The validity, legality and enforceability of the remainder of this Deed will not, subject to any modification or deletion under clause 19.1, be affected, provided that the operation of this clause 19 would not negate the commercial intention of the parties in entering into this Deed.

20	Counterparts

20.1	This Deed may be entered into in the form of two or more counterparts, each executed by one or more of the parties but will not be effective until all parties have executed at least one counterpart.

20.2	Each counterpart will be an original of this Deed and all the counterparts taken together will constitute one instrument.

21	Payment of costs

21.1
Except where this Deed or another Transaction Document provides otherwise, each party will pay his/its own costs and expenses incurred in relation to the preparation, negotiation, entering into and completion of this Deed and each Transaction Document.

22	Continuing effect of this Deed

22.1	All provisions of this Deed and each other Transaction Document will, so far as they are capable of being performed or observed, continue in full force notwithstanding Completion.

23	Governing law

23.1	This Deed will be governed by and construed in accordance with English law.

23.2
All claims and disputes (including non-contractual claims and disputes) arising out of or in connection with this Deed, its subject matter, negotiation or formation will be determined in accordance with English law.

23.3
If in any court any party argues that a court other than the courts of England and Wales has jurisdiction to determine any claims or disputes (including any non-contractual claims or disputes) arising out of or in connection with this Deed, that issue will be determined in accordance with English law, and any right that any person might otherwise have to rely upon the law of the forum or any other law is irrevocably and unconditionally waived.

24	Submission to jurisdiction

24.1
Each party irrevocably submits to the exclusive jurisdiction of the English courts in relation to all matters (including non-contractual matters) arising out of or in connection with this Deed, provided that nothing in this clause 24 will prevent the Buyer, in its absolute discretion, from commencing proceedings against the Sellers in any court of competent jurisdiction.

24.2
Each party irrevocably waives any right that it may have to object on any ground to an action being brought in the English courts, to claim that the action brought in the English courts has been brought in an inconvenient forum, or to claim that the English courts do not have jurisdiction (and the waiver contained in this clause 24.2 includes a waiver of all formal and substantive requirements of any otherwise competent jurisdiction in relation to this clause 24.2).

24.3	Each party undertakes not to contest in any court in any jurisdiction the enforcement in that jurisdiction of any judgment of the courts of England and Wales against it on the ground that the

English courts did not have jurisdiction over it or that service of process (being service in accordance with clause 11 (Notices)) was invalid or ineffective or resulted in it not having due or adequate notice of the proceedings.

25	Process agent

25.1	The Buyer:

(a)
irrevocably appoints the Company and any successor in business of the Company (Process Agent) as its agent to accept service of process in the United Kingdom in relation to any document initiating or otherwise connected with any court proceedings arising out of or in connection with this Deed;

(b)	agrees to notify the Sellers' Representative in writing of any change of address of such Process Agent within 10 Business Days of the change of address; and

(c)
if such Process Agent ceases to be able to act under this clause 25 or ceases to have an address in England and Wales, irrevocably agrees to appoint a replacement process agent (New Process Agent) reasonably acceptable to the Sellers' Representative of such appointment, and after such appointment reference to the Process Agent in this clause will be read as reference to the New Process Agent and to give to the Sellers' Representative notice of such appointment within 10 Business Days.

25.2
Any such document will be validly served on the Buyer by being sent by pre-paid first class post to or delivered to the Process Agent or left at the Process Agent's address set out in this clause 24, whether or not forwarded to or received by the Buyer.

25.3
Without affecting the effectiveness of service under any other method set out in clause 11 (Notices) service of such process upon the Process Agent at its address given in clause 25.1 or elsewhere within the jurisdiction of the courts of England and Wales for the time being in force will constitute good service on the Buyer.

Executed and delivered as a deed by the parties on the date stated on page 1 of this Deed.

Schedule 2
The Group
Part 1 – The Company

Name:	Smart Card Software Limited
Registered number:	5258105
Date of incorporation:	13 October 2004
Country of incorporation	England and Wales
Registered office:	5 White Oak Square, London Road, Swanley, Kent, BR8 7AG, England
Tax Residence	UK
Authorised share capital:	£2,000
Issued share capital:	Prior to Completion 43,098,000 Shares held: At and after Completion 43,828,000 Shares held as set out in part 1 of Schedule 1
Directors:	Patrick Curran (resigning on completion)
Secretary:	Christopher Harvey (resigning on completion)
Auditors:	Sargeant Partnership
Accounting reference date:	31 December
Mortgages/charges:	None

Part 2 – Subsidiaries and subsidiary undertakings of the Company
Bell Identification B.V.

Name:	Bell Identification B.V.
Registered number:	24236705
Date of incorporation:	15 June 1993
Country of incorporation	Netherlands
Registered office:	Stationsplein 45 Unit A6.002 3013AK, Rotterdam, Netherlands
Tax Residence	Netherlands
Authorised share capital:	€90,000 divided into 900 ordinary shares of €100 each
Issued share capital:	182 ordinary shares of €100 each which are held by the Company
Directors:	Ignatius Peters (resigning on completion) Patrick Curran (resigning on completion)
Secretary:	None
Auditors:	PKF
Accounting reference date:	31 December
Mortgages/charges:	None

Bell ID, LLC

Name:	Bell ID, LLC
Registered number:	F228310-1
Date of incorporation:	10 July 2007
Country of incorporation	Virginia, United States
Registered office:	526 King Street, Suite 211, Alexandria, Virginia, 22314
Tax Residence	N/A
Authorised share capital:	N/A
Membership Interest:	100% of membership interest held by Bell Identification B.V.
Directors:	Ignatius Peters (resigning on completion)
Secretary:	None
Auditors:	None
Accounting reference date:	31 December
Mortgages/charges:	None

Bell ID Singapore PTE. Limited

Name:	Bell ID Singapore PTE. Limited
Registered number:	201539810M
Date of incorporation:	5 November 2015
Country of incorporation	Republic of Singapore
Registered office:	30 Cecil Street, 19-08 Prudential Tower, Singapore, 049712
Tax Residence	Singapore
Authorised share capital:	N/A
Issued share capital:	SGD 100, comprised of 100 ordinary shares of SGD 1 which are held by Bell Identification B.V.
Directors:	Patrick Brian Curran (resigning on completion) Haslina Binte Abu Bakar
Secretary:	Lim Soh Sea
Auditors:	None (not trading)
Accounting reference date:	31 December
Mortgages/charges:	None

Ecebs Limited

Name:	Ecebs Limited
Registered number:	3974521
Date of incorporation:	17 April 2000
Country of incorporation	England and Wales
Registered office:	5 White Oak Square, London Road, Swanley, Kent, BR8 7AG, England
Tax Residence	UK
Authorised share capital:	No authorised share capital
Issued share capital:
Prior to Completion
100,000 ordinary shares of £1 each of which are held by:
- Smart Card Software Limited (87,000)
- Ian Atherfold (3,000)
- Russell McCullagh (3,000)
- Brian McGuiness (2,000)
- William McSpadden (2,000)
- Mike Peters (3,000).
At and after Completion
100,000 ordinary shares of £1 each of which are held by the Company.

Directors:	Patrick Curran (resigning on completion) Christopher Harvey (resigning on completion) Russell McCullagh (resigning on completion)
Secretary:	None
Auditors:	Sargeant Partnership
Accounting reference date:	31 December
Mortgages/charges:	None

Multefile Limited

Name:	Multefile Limited
Registered number:	3974526
Date of incorporation:	17 April 2000
Country of incorporation	England and Wales
Registered office:	5 White Oak Square, London Road, Swanley, Kent BR8 7AG, England
Tax Residence	UK
Authorised share capital:	£10,000
Issued share capital:	2 ordinary shares of £1 each which are held by Ecebs Limited
Directors:	Patrick Curran (resigning on completion) Christopher Harvey (resigning on completion)
Secretary:	Sean Curran (resigning on completion)
Auditors:	None
Accounting reference date:	31 December
Mortgages/charges:	None

Accrington Technologies Limited

Name:	Accrington Technologies Limited
Registered number:	5089372
Date of incorporation:	31 March 2004
Country of incorporation	England and Wales
Registered office:	5 White Oak Square, London Road, Swanley, Kent BR8 7AG, England
Tax Residence	UK
Authorised share capital:	£1,000
Issued share capital:	999 ordinary shares of £1 each which are held by Ecebs Limited (499) and Merseyside Passenger Transport Executive (500)
Directors:	James Barclay Russell McCullagh (resigning on completion)
Secretary:	None
Auditors:	None
Accounting reference date:	31 March
Mortgages/charges:	Debenture in favour of Merseyside Passenger Transport Executive created 1 October 2004

Nevis Technologies Limited

Name:	Nevis Technologies Limited
Registered number:	SC405196
Date of incorporation:	11 August 2011
Country of incorporation	Scotland
Registered office:	c/o Ecebs Ltd (R. McCullagh), The Torus Building, Rankine Avenue, East Kilbride, Glasgow G75 0QF
Tax Residence	UK
Authorised share capital:	No authorised share capital
Issued share capital:
10,000 ordinary shares of £1 each divided into:
- 4,999 ordinary A shares of £1 each which are held by Strathclyde Partnership for Transport; and
- 5,001 ordinary B shares of £1 each which are held by Ecebs Limited

Directors:	Ian Atherfold (resigning on completion) David Braddock Kaye Harmon Gordon Maclennan Russell McCullagh (resigning on completion) Denis McKenna Eric Stewart
Secretary:	Valerie Davidson
Auditors:	Johnston Carmichael LLP
Accounting reference date:	28 February
Mortgages/charges:	None

Schedule 3
Completion obligations

1	The Sellers' obligations

1.1	The Sellers will deliver to, or will procure that the following documents or other items are delivered to or in the control of, the Buyer:

(a)	Stock transfer forms:
Duly executed stock transfer forms for the Shares in favour of the Buyer;

(b)	Share certificates:

(i)	the share certificate(s) for the Shares in the name of the relevant Seller; or

(ii)	a duly executed indemnity for a lost share certificate, in the agreed form;

(c)	Transaction Documents:
The following Transaction Documents duly executed by, or on behalf of, each relevant Seller:

(i)	the Disclosure Letter; and

(ii)	the Escrow Agreement;

(d)	Powers of attorney
Duly executed powers of attorney or other authorities in the agreed form under which this Deed or any of the other Transaction Documents (including the stock transfer forms referred to above) has been executed by any Seller or by the Sellers’ Representative;

(e)	Purchase of Ecebs minority shareholding

(i)
Duly executed share sale and purchase agreement between the Company and each of Ian Atherfold, Russell McCullagh, Brian McGuinness, William McSpadden and Mike Peters in relation to the purchase of the shares held by them in Ecebs (Ecebs Sellers);

(ii)	Duly executed stock transfer forms for the shares held by the Ecebs Sellers in Ecebs in favour of the Company;

(iii)	the share certificate(s) for the Ecebs Shares in the name of the relevant Ecebs Seller or a duly executed indemnity for a lost share certificate, in the agreed form;

(f)	Exercise of Options:

(i)	Duly executed letter in the agreed form to each Option Holder in relation to the exercise of their Options in connection with the transaction contemplated in this Deed;

(ii)	Duly executed notices of exercise in the name of each Option Holder in relation to their Option;

(g)	Books, documents and records:
The statutory and minute books (written up to the time immediately prior to Completion), the corporate seal (if any) and the certificate of incorporation and any certificates of incorporation on change of name of each Group Company;

(h)	Directors and secretaries:

(i)	written resignations in the agreed form from each director and secretary of each Group Company identified in schedule 2 as resigning on Completion;

(i)	Properties:

(i)	the leases for the Properties;

(j)	Other:

(i)
for each Group Company that is registered to PROtected Online Filing at Companies House (PROOF) the PROOF log-in details comprising email address, security code, and login password and any further information to enable the Buyer to de-register from PROOF on Completion so as to allow certain paper based filings to be made;

(ii)	a CD/USB initialled on behalf of both the Buyer and the Sellers’ Representative containing a copy of the Data Room.

1.2
At Completion, or in the case of, Bell Identification B.V., Bell ID LLC, Bell ID Singapore PTE Limited, Accrington Technologies Limited and Nevis Technologies Limited shortly following Completion, the Sellers will procure that a duly convened and quorate board meeting of each Group Company is held at which:

(a)
(in respect of the Company only) the transfers of the Shares are resolved to be registered (subject only to their being duly stamped) notwithstanding any provision to the contrary in the articles of association of the Company;

(b)	the following persons are validly appointed as additional directors of the relevant Group Companies:

Name of new director	Relevant Group Company
Satish Rishi Jae Kim Martin Scott	Smart Card Software Limited
Satish Rishi Jae Kim Martin Scott	Bell Identification B.V.
Satish Rishi Jae Kim Martin Scott	Bell ID, Inc LLC
Satish Rishi Jae Kim Martin Scott	Bell ID Singapore PTE. Limited
Satish Rishi Jae Kim Martin Scott	Ecebs Limited
Satish Rishi Jae Kim Martin Scott	Multefile Limited
Satish Rishi Jae Kim Martin Scott	Accrington Technologies Limited
Satish Rishi Jae Kim Martin Scott	Nevis Technologies Limited

(c)	on the appointments referred to in paragraph 1.2(b) being made, the persons identified in schedule 2 as resigning on Completion cease to be directors of the relevant Group Company;

(d)	the following persons are appointed as secretary of the relevant Group Companies in place of the relevant retiring secretary:

Name of new secretary	Relevant Group Company
Jae Kim	Smart Card Software Limited
Jae Kim	Bell ID, LLC
Jae Kim	Bell ID Singapore PTE. Limited
Jae Kim	Nevis Technologies Limited

(e)	the execution of all relevant Transaction Documents is approved (where relevant to each member of the Group).

2	The Buyer's obligations

2.1	The Buyer will deliver or make available to the Sellers the following:

(a)	Transaction Documents:
The following Transaction Documents duly executed by the Buyer:

(i)	the Disclosure Letter; and

(ii)	the Escrow Agreement.

(b)	A duly executed secretary’s certificate from the Buyer recording:

(i)	the resolution of the board of directors of the Buyer authorising the purchase of the Shares; and

(ii)	the execution of this Deed and all relevant Transaction Documents to be executed by the Buyer.

2.2	The Buyer shall:

(a)	pay the Purchase Price in accordance with clause 10 (Payments) less the Retention Sum;

(b)	pay the Retention Sum into the Retention Account in accordance with part 2 of schedule 6 (Retention provisions).

3	Joint obligations of the Buyer and the Sellers

3.1
The Buyer and the Sellers will join in procuring that all existing bank mandates in force for each Group Company be altered (in such manner as the Buyer requires at Completion) to reflect the resignations and appointments referred to in paragraph 1.2.

Schedule 4
Warranties and Fundamental Warranties

1	Fundamental Warranties

1.1	No finder's fees or brokerage payable by the Group
No-one is entitled to receive from any Group Company any finder's fee, brokerage or commission in connection with the sale of the Shares.

1.2	Details concerning the Group

(a)
Each Group Company (other than Bell Identification B.V., Bell ID, LLC, Bell ID Singapore PTE. Limited and Nevis Technologies Limited) is a private company limited by shares properly incorporated and validly existing under the laws of England and Wales.

(b)	Bell Identification B.V is a private company limited by shares properly incorporated and validly existing under the laws of the Netherlands.

(c)	Bell ID, LLC is a private company limited by shares properly incorporated and validly existing under the laws of Virginia, United States of America.

(d)	Bell ID Singapore PTE. Limited is a private company limited by shares properly incorporated and validly existing under the laws of Singapore.

(e)	Nevis Technologies Limited is a private company limited by shares properly incorporated and validly existing under the laws of Scotland.

(f)	The Shares constitute the entire issued share capital of the Company.

(g)	Other than the articles of association of the Company, there is no agreement or arrangement in place governing the relationship between the shareholders of the Company.

(h)	The Shares and all shares held by any Group Company have been validly issued and allotted and are fully paid up.

(i)
There is no agreement or commitment outstanding which calls for the allotment, issue or transfer of, or affords to any person the right to call for the allotment, issue or transfer of, any shares (including the Shares) or debentures in or securities of any Group Company.

(j)
All the information in schedule 1 (The Sellers, Option Holders and the Warrantors) and in schedule 2 (The Group) is complete and accurate and identifies all share capital (including the Shares) or debentures in or securities of any Group Company and the payments to be made to each Seller.

1.3	Save as set out in schedule 2 (The Group), none of the Group Companies have any:

(a)	interest in the share capital of, or other investment in, any body corporate;

(b)	interest in any partnership, joint venture, consortium or other unincorporated association or arrangement for sharing profit or losses; or

(c)	branch, agency, place of business or permanent establishment outside the United Kingdom.

1.4	Authority
The Company has the requisite power and authority to enter into and perform, and has taken all necessary corporate action to authorise the execution and performance of, its obligations under this Deed and any other Transaction Document to which it is a party.

2	Accounts and Management Accounts

2.1	The Accounts:

(a)
were prepared in accordance with applicable law and accounting principles and practices generally accepted in the United Kingdom at the time they were audited and, so far as the Warrantors are aware, commonly adopted at that time by companies carrying on businesses similar to those carried on by the Group;

(b)	apply bases and policies of accounting which have been applied on a basis consistent with the audited consolidated financial statements of the Group for the previous two financial periods; and

(c)	give a true and fair view of:

(i)	the state of affairs and the financial position of the Group as at the Accounts Date;

(ii)	the assets and liabilities of the Group as at the Accounts Date; and

(iii)	the profit or losses of the Group for the financial year ended on the Accounts Date.

2.2	The Management Accounts:

(a)	have been prepared in good faith and with such skill and care as is reasonable for the preparation of unaudited management accounts;

(b)
were prepared on a basis consistent with the Accounts so far as applicable to unaudited management accounts and in accordance with applicable law and consistent with accounting principles generally accepted in the United Kingdom;

(c)
are not misleading in any material respect and show with material accuracy the assets and liabilities and profit or loss of the Group taken as a whole as at and for the period in respect of which, and taking into account the purpose of which, they have been prepared;

(d)	have been prepared using policies and principles consistently applied throughout the period to which they relate; and

(e)	those policies and principles are the same as those applied in the preparation of the Accounts.

2.3
The accounting records of each Group Company have, in all material respects, been kept on a proper and consistent basis, are up to date and contain all matters required to be entered in them by United Kingdom legislation in force or equivalent legislation in a foreign jurisdiction applicable to each Group Company (as relevant).

2.4	Since 30 September 2015:

(a)	so far as the Warrantors are aware, there has been no material adverse change in the financial or trading position of any Group Company;

(b)
the Business has been carried on in the ordinary course and, so far as the Warrantors are aware, no unusual or onerous contract (which is material in the context of the Group taken as a whole) differing from contracts entered into in the ordinary course has been entered into by any Group Company;

(c)	no change in the accounting reference period of any Group Company has been made;

(d)	no loan or loan capital has been repaid by any Group Company in whole or in part or has become liable to be so repaid;

(e)	no Group Company has factored, sold or agreed to sell a debt;

(f)	no Group Company has entered into any mortgage or created any charge or other security interest over the assets of the Group;

(g)
no Group Company has entered into any long term contract (in the context of the contracts entered into by the Group in the ordinary course of business), materially amended any Material Contract or terminated any Material Contract;

(h)	no material fixed assets have been acquired or disposed of and no Group Company has made, agreed to make or incurred a commitment to make capital expenditure exceeding in total £100,000; and

(i)	no Group Company has declared, paid or made any dividend or other distribution.

3	Finance, borrowings and liabilities

3.1	Financial facilities

(a)	Details of the only overdraft, loan and other financial facility available to the Group (including the approximate amount drawn) are contained in the Disclosure Letter.

(b)
Details of all agreements or arrangements for hire or rent, hire-purchase, conditional sale or purchase by way of credit or instalment payment entered into by the Group are contained in folders 2.7 (Supply Chain), 4.11 (Supply Chain) and 3.10 (Supply Chain) of the Data Room (Lease Agreements).

(c)	No member of the Group has any other facilities or financing other than as disclosed pursuant to Warranty 3.1(a) or 3.1(b).

3.2	Details of bank accounts

Details of all bank accounts maintained or used by the Group (including, in each case, the name and sort code of the bank with whom the account is kept and the number and nature of the account) is contained in the Disclosure Letter.

3.3	Grants, subsidies or other financial assistance in favour of the Group
Details of grants, subsidies and other financial assistance or support received, or to be received or which has been applied for, by any Group Company from any governmental or quasi-governmental or other body or authority are contained in the Disclosure Letter. Completion will not result in any liability arising that will be owed by any Group Company to any aforementioned governmental or quasi-governmental or other body or authority in relation to such grants, subsidies or financial assistance.

4	The Business and trading

4.1	Standard terms of business

(a)	Copies of the Group's standard terms of business for customers and suppliers are contained in the Data Room Documents.

4.2	Customers and suppliers

(a)
Copies of agreements between certain Group Companies and various customers have been provided in folders 03.A.A8 (Fin-005a Fin-006 Customer contracts) and 04.A.A8 (Customer contracts) within the Data Room, including the 10 largest customers by revenue to the Group in 2015 (the 10 largest by revenue, collectively, being the Material Customers) and copies of agreements between certain Group Companies and various suppliers have been provided in folders 02.7 (Supply Chain), 03.10 (Supply Chain) and 04.11 (Supply Chain) within the Data Room, including the 10 largest suppliers by cost to the Group in 2015 for the 12 month period preceding Completion (the 10 largest by cost being, collectively, the Material Suppliers).

(b)
No Material Customer or Material Supplier has ceased trading with or supplies to the Company in the 12 month period preceding Completion and so far as the Warrantors are aware neither this Deed nor Completion is likely to cause any person who normally does business with the Company not to continue to do so.

(c)
So far as the Warrantors are aware there has been no breach, invalidity, or grounds for determination, rescission, avoidance or repudiation of any Material Customer contract or Material Supplier Contract or any allegation of such a thing.

4.3	Terms of contracts to which a Group Company is a party
Other than as provided in the Disclosure Letter, no Group Company is a party to any contract which:

(a)	has been entered into outside the ordinary and normal course of trading;

(b)	imposes any commitment on the relevant Group Company to obtain or supply goods or services exclusively from or to any person;

(c)
other than the Lease Agreements, contains any commitment for the supply of goods or services to any Group Company where the supply may take place more than 12 months after the time of fixing of the price;

(d)	by its terms restricts its freedom to carry on its business in any part of the world in such manner as it may think fit or the ability to transfer the whole or any part of its business;

(e)	can be terminated in the event of any change in the underlying ownership or control of that Group Company or would be materially affected by such change;

(f)	purports to assure the counterparty that they will obtain treatment no less favourable than the most favourable treatment accorded to any other party privy to contract with any Group Company;

(g)
results in (or entitles the counterparty for a right to call for) any amount to become due, be increased or accelerated as a consequence of Completion (including any contractual arrangements with respect to any joint venture, association or partnership);

(h)	is incapable of termination by the relevant Group Company in accordance with its terms on no more than 6 months' notice; or

(i)	involves or is likely to involve outstanding annual capital expenditure by the relevant Group Company of more than £100,000.

4.4
Other than as provided in the Disclosure Letter, no Group Company is a party to any contract which involves or is likely to involve the supply of goods or services the aggregate sales value of which will represent in excess of 10% of the turnover of the Group for the preceding financial year.

4.5	Confidentiality or secrecy arrangements which restrict the Group's activities
Other than as set out in the Disclosure Letter, no Group Company is a party to any confidentiality or secrecy agreement or undertaking or other arrangement which may restrict its use or disclosure of any information.

4.6	Rights in relation to disposal of assets
Other than an agreement to place source code into escrow entered into by any Group Company in the ordinary course of business, there is no outstanding agreement or arrangement by virtue of which any Group Company is under a prospective or contingent liability to dispose of its assets (other than in the ordinary course) or its business.

5	Assets

5.1	Ownership of assets
Save for assets held under any Lease Agreement and Permitted Security Interests, the fixed assets used by it in connection with, the Business (Fixed Assets) are legally and beneficially owned by the Group free from any Security Interest. For these purposes Permitted Security Interest means:

(a)	any lien arising in the ordinary course of the Business to secure amounts which are not material;

(b)	any unpaid vendor's or supplier's lien arising in the ordinary course of the Business to secure amounts due for goods or services sold or supplied; and

(c)	liens arising by operation of law, including a banker's lien.
This shall not be construed as a Warranty relating to any Information Technology of the Group. Such Warranty relating to Information Technology is set out at paragraph 8.

6	Directors and employees

6.1	Details of employees
The Data Room Documents set out in folders 2.4 (Management and Employees), 3.5 (Management and Employees) and 4.4 (Employees) of the Data Room contain the following information:

(a)	the names of all employees of each Group Company (Employees) and each Employee’s job title, basic salary and length of service, all remuneration and benefits provided to them;

(b)
full details of all agency workers, consultants, contractors, workers and other personnel currently engaged by each Group Company, including their principal terms and conditions, length of assignment and notice provisions;

(c)	copies of each standard contract of employment between each Group Company and each of its designated categories of Employees currently in force; and

(d)	all staff handbooks, policies and other agreements applying to the Employees.

6.2	Changes since the Heads of Term Date

(a)	Since the Heads of Term Date, no material change has been made by any Group Company to the terms of employment of any of its directors or Employees.

(b)	So far as the Warrantors are aware, since the Heads of Term Date, no director or Employee has given notice terminating his contract of employment or is under notice of dismissal.

6.3	Termination by serving notice
The contract of employment of each Employee may be terminated by the employing company without damages or compensation (other than that payable by statute) by giving at any time the minimum period of notice applicable to that contract which is specified in section 86 of the Employment Rights Act 1996.

6.4	No employment terms affected by transaction
There are no terms or conditions of employment (whether contractual or not) for any Employee which are in any way linked to or dependent on the transaction contemplated by this Deed.

6.5	No disputes in relation to employees
No Group Company is currently involved in any legal proceedings, material dispute or grievance investigation or procedure with any of its Employees or former employees and, so far as the

Warrantors are aware, there are no present circumstances in existence which are reasonably likely to give rise to any such legal proceedings, material dispute or grievance investigation or procedure.

6.6	No arrears
There is no obligation or amount due to or in respect of any Employee or other personnel or former employee or personnel of any Group Company in connection with or arising from his employment or engagement, which is in arrears or unsatisfied at the date of this Deed (other than his normal salary for the month current).

6.7	Collective agreements
No Group Company recognises any trade union or works council or other employee representative body and there are no outstanding applications for recognition or information and consultation rights and no such application is required.

6.8	Compliance
Each Group Company has materially complied with the terms of all relevant contracts of employment, policies, benefit or bonus schemes and all applicable laws, codes of conduct, collective agreements, orders, declarations and awards relevant to their employees or other personnel.

6.9	Share options/incentive plans
No Group Company has or is proposing to introduce any share incentive scheme, share option scheme or profit sharing bonus or other incentive scheme for any director, officer or Employee.

7	Pension arrangements

7.1	The following definitions are used in this paragraph 7:
Contract Based Schemes means the Auto-Enrollment group pension scheme provided by Standard Life for employees of Ecebs, the pension plan with Delta Lloyd for employees of Bell Identification B.V. and the personal pension schemes to which any Group Company currently contributes
Disclosed Schemes means the Life Assurance Scheme and the Contract Based Schemes or such one of them as the context requires
Life Assurance Scheme means the personal life assurance schemes to which any Group Company currently contributes
Money Purchase Benefits means benefits as defined in section 181 of the Pension Schemes Act 1993
Relevant Benefits means any relevant benefits as defined in section 393B of the Income Tax Earnings and Pensions Act 2003 except that it will include the benefits specified in sections 393B(2)

7.2
Save for the Disclosed Schemes, there is no obligation, agreement or arrangement (whether funded or unfunded), nor is there any contractual commitment or custom or practice (whether as a legal commitment or on a voluntary basis) to or in respect of which the Company or any

Group Company contributes, or has contributed to, or is or has become liable to satisfy, under which Relevant Benefits are or may be payable.

7.3
Details of each of the Disclosed Schemes have been disclosed to the Buyer including details of the entitlement to benefits under that Disclosed Scheme and the amounts or rates at which the Company and the Employees contribute (including expenses and premiums) and the due dates for payment, and in respect of each of the Life Assurance Scheme copies of the trust deeds and rules and any other documents containing the provisions currently governing the scheme. All copy documents disclosed in connection with this warranty are accurate copies in all material respects.

7.4	All benefits (other than lump sum benefits on death in service) payable under the Disclosed Schemes are Money Purchase Benefits.

7.5	There is no contribution, premium, charge or expense payable to or in respect of any Disclosed Scheme which has fallen due but is unpaid.

7.6	So far as the Warrantors are aware, the Life Assurance Scheme and the Contract Based Schemes are registered pension schemes for the purposes of Part 4 of the Finance Act 2004.

7.7
No person with which any Group Company is connected or of which any Group Company is an associate participates, or has participated, as an employer in an occupational pension scheme other than (a) the Disclosed Schemes or (b) a money purchase scheme (as defined in section 181 of the Pension Schemes Act 1993). For the purposes of this paragraph, "connected" and "associate" are to be interpreted in accordance with sections 249 and 435 respectively of the Insolvency Act 1986.

7.8
There are no claims existing or, so far as the Warrantors are aware, threatened in relation to any Group Company by or in respect of any Employees or former employees in relation to their participation, or exclusion from participation, in the Disclosed Schemes.

7.9	The Group has at all times materially complied with all applicable UK and European legal and regulatory requirements so far as they impose obligations on it in respect of:

(a)	the operation of the Disclosed Schemes; and

(b)	its obligations under Part 1 of the Pensions Act 2008 on and from the date those provisions apply to it.

8	Information Technology and Data Protection

8.1	Details of Information Technology

(a)
Details of all material Information Technology which is owned by any Group Company are set out in folders 2.9 (Information Technology), 3.9 (Information Technology) and 4.9 (Information Technology) of the Data Room and a Group Company is the sole legal and beneficial owner of such Information Technology free from all charges, options, encumbrances and other rights.

(b)
Each Group Company either solely legally and beneficially owns, or has a contractual right to use (under a contract disclosed pursuant to paragraph 8.2(a)), all material Information Technology used currently in, or necessary to carry on, the business conducted by that Group Company in the manner carried on at Completion.

8.2	Information Technology Agreements

(a)
Copies (or, in the case of unwritten agreements or arrangements, details) of all material agreements and arrangements relating to Information Technology entered into by any Group Company (or under which any Group Company obtains any benefit, or is bound, or which otherwise relate to the material Information Technology owned by any Group Company) are set out in folders 2.9 (Information Technology), 3.9 (Information Technology) and 4.9 (Information Technology) of the Data Room.

(b)	No Group Company nor, so far as the Warrantors are aware, any other party is in material breach of any agreement or arrangement required to be disclosed pursuant to paragraph 8.2(a).

8.3	Information Technology disruptions and security breaches

(a)
All Information Technology which is owned by, or used by, or on behalf of, any Group Company is (and has been in the previous twelve months) (i) in good working order (ii) operated and maintained in accordance with good industry practice.

(b)	The Group has not experienced any material disruption in its operations as a result of:

(i)	any security breach or other unauthorised access or acts in relation to any Information Technology;

(ii)
any failure or other sub-standard performance of any Information Technology howsoever arising (including as a result of (I) the existence of any software bug, virus, worm, trojan or other malicious code or software based defect, or (II) any insufficiency of hardware data storage or hardware processing capacity, or (III) the occurrence or processing of any date or dates); or

(iii)	any other Information Technology-related matter,
and, so far as the Warrantors are aware, no circumstance exists which is likely or expected to give rise to any such disruption.

(c)
No Group Company has experienced any information security breach or other unauthorised access of, or unauthorised act in relation to, Information Technology owned by, or used by, or on behalf of, any Group Company.

8.4	Computer software used by the Group

(a)
The Group does not use any computer software other than standard off the shelf packages generally available to the public (Standard Software) and no Standard Software used by the Group has been materially modified.

(b)	The Group possesses all necessary licences with respect to its use of Standard Software and, so far as the Warrantors are aware, no licence terms have been breached in any material respect.

8.5	Data protection

(a)
The Group has complied in all material respects with the Data Protection Act 1998 and the Privacy and Electronic Communications (EC Directive) Regulations 2003 (Data Protection Laws) to the extent applicable to each Group Company.

(b)
So far as the Warrantors are aware, no Group Company has received a written notice or allegation from any relevant data protection supervisory authority, a data subject or other individual alleging non-compliance with the Data Protection Laws or requesting information relating to its data protection policies or practices and the Warrantors have not been informed in writing of any circumstances which exist which might give rise to any such notice, letter or compliant being served, given or made.

(c)
No individual has been awarded compensation from any Group Company under the Data Protection Laws, the Warrantors are not aware of any outstanding claim for such compensation and the Warrantors have not been informed in writing of any circumstances which exist which might lead to any claim for compensation being made.

(d)	Details of the means used by the Group to obtain the necessary consents to process the personal data of customers, suppliers or other data subjects are set out in the Disclosure Letter.

9	Intellectual property

9.1	Group IP

(a)	The Group IP that is owned by the Group and, so far as the Warrantors are aware, Group IP that is licensed to the Group, is valid, subsisting and enforceable.

(b)
The Group IP that is owned by the Group and, so far as the Warrantors are aware, Group IP that is licensed to the Group, is not subject to any application for cancellation, amendment, licence of right of compulsory licence.

(c)
The Group either solely legally and beneficially owns, or has a licence to use, all Intellectual Property used currently in, or necessary to carry on, the Business in the manner currently carried on at Completion and, so far as the Sellers are aware, to fulfil any existing plans or proposals for carrying on the Business in a materially similar manner as it is carried on at Completion.

(d)

(i)
No item of Group IP owned by a Group Company is (or has during the three years prior to Completion) the subject of a claim or opposition from any person as to title or ownership, validity, enforceability or entitlement.

(ii)
There is no (or has not been during the three years prior to Completion) litigation, dispute, claim or other proceedings (in each case notified in writing and whether legal or administrative) pending involving any of the Group IP owned by the Group.

(iii)	So far as the Warrantors are aware, there are no circumstances likely to give rise to any such litigation, dispute, claim or other proceedings referred to in paragraphs 9.1(d)(i) or 9.1(d)(ii).

(e)
Complete and accurate details of all registered Group IP (and applications for any such rights) and all material unregistered Group IP, in each case that are owned by any Group Company, are set out in folders 3.11 (Intellectual Property) and 4.14 (Intellectual Property) of the Data Room and the specified Group Company is the sole legal and beneficial owner of such rights free from all charges, options, encumbrances and other rights.

(f)
All application, renewal and other official statutory and regulatory fees rendered to and received by the Group before the date of this Deed relating to the administration of the Group IP or for the protection or enforcement of the Group IP have been duly paid and all steps have been taken for their maintenance and protection.

9.2	No disposals of Intellectual Property since the Accounts Date
Since the Accounts Date, no Group Company has sold or otherwise disposed of any Intellectual Property owned or used by the Group.

9.3	No infringement of Intellectual Property of third parties
So far as the Warrantors are aware, the carrying on of the Business by the Group does not infringe or make unauthorised use of, and has not infringed or made unauthorised use of, the Intellectual Property of any other person.

9.4	No infringement of Group IP

(a)
So far as the Warrantors are aware, there is, and within the past 12 months there has been, no actual or threatened infringement, misuse or unauthorised use, or any event likely to constitute an infringement, misuse or unauthorised use, by any third party of any of the Group IP owned by any Group Company.

(b)
No use of Group IP by any Group Company gives rise, or will give rise, to any royalty or like payment obligation (other than under any agreement disclosed pursuant to paragraph 9.5(a)) and, so far as the Warrantors are aware, there is no liability to any employee to pay compensation pursuant to section 40 Patents Act 1977, or any like provision in any other jurisdiction.

9.5	Intellectual Property Agreements

(a)
Copies (or, in the case of unwritten licences, agreements or arrangements, details) of all material licences, agreements and arrangements relating to Group IP (including, without limitation, research and development agreements, letters of consent, settlement agreements, undertakings and co-operation agreements) entered into by any Group Company (or under which any Group Company obtains any benefit, or is bound, or which otherwise relate to the Intellectual Property owned by any Group Company) are set out in folders 3.11 (Intellectual Property) and 4.14 (Intellectual Property) of the Data Room, and so far as the Warrantors are aware all such licences, agreement and arrangements are valid and subsisting.

(b)	No Group Company nor, so far as the Warrantors are aware, any other party is in material breach of any agreement or arrangement required to be disclosed pursuant to paragraph 9.5(a).

(c)
Each Group Company has required, at all times prior to the Completion Date, each of its employees, individual consultants and individual contractors who have developed Intellectual Property for the Business to execute any agreements required to (i) vest ownership of such Intellectual Property in the relevant Group Company and (ii) maintain the confidentiality of any confidential information, know-how or trade secrets relating to such Intellectual Property (if applicable).

9.6	Proprietary Software and Open Source Software

(a)	The Group is the sole legal and beneficial owner of the Proprietary Software (including all Intellectual Property subsisting in such software).

(b)
Other than agreements to place source code into escrow entered into by any Group Company in the ordinary course of business and the disclosure of source code to Black Duck Software Inc. at the request of the Buyer in relation to the transactions contemplated by this Deed, no source code relating to any Proprietary Software has been disclosed to, or otherwise become known by, any third party and no Group Company is a party to any agreement or arrangement, or otherwise subject to any duty, which (in either case) (a) requires any of them to disclose any source code relating to any of the Proprietary Software, or (b) restricts the free use or disclosure by each of them of any source code relating to any of the Proprietary Software

(c)
The Group has not used or benefitted from any Open Source Software in relation to the Business except as set out in the Data Room and the Black Duck Report. Any Open Source Software used by or on behalf of the Seller in relation to the Business has been used in accordance with the applicable licence terms relevant to that Open Source Software, and (if applicable) is not subject to restrictions on charging a fee in connection with its distribution with any Group Product.

(d)
No Open Source Software used by or behalf of any Group Company has been embedded or integrated into, and does not form part of, any Proprietary Software and no Proprietary Software has otherwise become subject to the terms of, or required to be disclosed or made available (whether in source code or object code form) pursuant to, any licence applying to any Open Source Software.

(e)	The Group does not own any software other than the Proprietary Software.

10	Properties, environmental and health and safety

10.1	No Group Company owns any real property.

10.2	The Properties are:

(a)	the only real property occupied or used by the Group; and

(b)	used and occupied solely for the Business.

10.3	No Group Company has any contingent liability or obligation in respect of any real property anywhere in the world, whether freehold, leasehold, licensed or occupied, other than the Properties.

10.4	The details of the Properties set out in schedule 8 are complete and accurate in all material respects.

10.5
So far as the Warrantors are aware no EHS Permits are required to be held by the Group for the carrying on of the Business in the places and in the manner in which the Business is carried on as at the date of this Deed.

10.6	So far as the Warrantors are aware:

(a)
no Group Company is involved in any civil, administrative or criminal litigation, proceedings or appeal, and no Group Company is the subject of any formal enforcement action brought by an Authority, in each case which concerns or alleges a breach of or liability under any EHS Laws; and

(b)	no Group Company has received in the last 3 years any written notice, claim or complaint from any third party or any Authority alleging a breach of or liability under EHS Laws which is outstanding.

11	Litigation and disputes

11.1
Apart from (if relevant) the collection of debts in the ordinary course of the Business (involving debts of not more than £10,000 in any individual case or £100,000 in aggregate), no Group Company is engaged, or has been engaged at any point in the three years prior to Completion, in any litigation, arbitration, mediation, prosecution or other legal proceedings or in any proceedings or hearings before any Authority, and so far as the Warrantors are aware, no such matters are pending or threatened..

11.2	There is no outstanding judgment, order, decree, arbitral or mediation award or decision of any court, tribunal, arbitrator or Authority against any Group Company.

11.3	In the three years prior to Completion no Group Company has received written notification that any investigation or enquiry is being or has been conducted by any Authority in respect of its affairs.

12	Insurance

12.1	Details of insurance cover

(a)
Material details of the insurance policies in respect of which any Group Company has an interest (Policies) are contained in the Data Room folders 3.7 and 4.7 and, so far as the Warrantors are aware, all Policies are in full force and effect.

(b)	All premiums due in respect of the Policies have been paid.

12.2	Claims

(a)	No claim or claims exceeding £10,000 in any single case or in aggregate £100,000 is/are outstanding either by the insurer or the insured under any of the Policies.

(b)	Details of any material claims made by any Group Company under any of the Policies (or any other insurance policy) in the last 3 years are set out in the Disclosure Letter.

13	Compliance and regulatory

13.1	Authorities required to carry on the Business and compliance

(a)	So far as the Warrantors are aware no Authorities are necessary to enable the Group to carry on the Business.

(b)	So far as the Warrantors are aware, each Group Company’s business has been carried on, and is being carried on, in compliance with all applicable laws in all material respects.

13.2	Competition matters

(a)
So far as the Warrantors are aware, the Group conducts the Business in accordance with the requirements of all Competition Laws applicable to the Business and has not been notified in writing of any investigation for any alleged non-compliance or infringement of such Competition Laws.

(b)	So far as the Warrantors are aware, the Group is not subject to any prohibition, order, condition, undertaking, assurance or similar measure or obligation imposed by or under any Competition Laws.

(c)
For the purposes of this paragraph 13.2 the term Competition Laws means any applicable laws, regulations, rules dealing with anti-competitive agreements or concerted practices (as contained in Article 101 of the Treaty on the Functioning of the EU or the Chapter I prohibition in the Competition Act 1998 or equivalent national laws) or abuse of dominant position (as contained in Article 102 of the Treaty on the Functioning of the EU or the Chapter II prohibition in the Competition Act 1998 or equivalent national laws).

13.3	Register and minute books
All registers required by law to be kept by each Group Company are:

(i)	in its possession or are otherwise under its control; and

(ii)	contain an up to date record of the matters which are required by law to be dealt with in them.
and no Group Company has received any application or request for rectification of its statutory registers or any notice or allegation that any of them is incorrect.

13.4	Bribery and Sanctions

(a)	So far as the Warrantors are aware no Group Company nor any of their officers, directors or employees has at any time prior to the date of this Deed committed any offence under the Bribery Act 2010.

(b)
So far as the Warrantors are aware, no unlawful inducement (financial or otherwise) has been given to any person by or on behalf of any Group Company with a view to that Group Company entering into any contract or other arrangement or obtaining any benefit nor has any such inducement been received by any Group Company or any director or employee of any Group Company or any associate of such person.

(c)
So far as the Warrantors are aware, no Group Company nor customer or supplier of the Group (i) is currently a designated target of any Sanctions (ii) is organised or resident in a Sanctioned Country or (iii) has considered business prohibited by Sanctions.

13.5	Disclosure of confidential information and Group Products

(a)
So far as the Warrantors are aware no confidential information, know-how or trade secrets proprietary to any Group Company have been disclosed to, or otherwise become known by, any third party other than in the ordinary course of business and under an obligation of confidentiality and, so far as the Warrantors are aware, there have been no unauthorised disclosures of any such confidential information, know-how or trade secrets made by a third party under an obligation of confidentiality to the relevant Group Company or any other breaches of any such obligations of confidentiality by any third parties.

(b)	The Group has taken all reasonable steps to protect its rights in, and maintain the confidentiality of, any confidential information, know-how or trade secrets proprietary to any Group Company.

14	Group Products
All Group Products perform in all material respects in compliance with the functions, performance and other requirements described in any product warranty, published specifications or end user documentation provided by any Group Company to customers and licensees.

15	Insolvency

15.1
No order has been made and no resolution has been proposed or passed for the winding up of any Group Company and so far as the Warrantors are aware no petition has been presented for the purpose of winding up any Group Company.

15.2	No application has been issued or order made for the provisional liquidation of any Group Company or the appointment of a provisional liquidator in respect of any Group Company.

15.3
No administration order has been made in respect of any Group Company and so far as the Warrantors are aware no petition has been presented for such an order and no administrator has been appointed in respect of any Group Company.

15.4	No receiver (which expression will include an administrative receiver) has been appointed in respect of any Group Company or in respect of all or any part of its assets.

15.5	No voluntary arrangement has been proposed or approved under Part I of the Insolvency Act 1986 in respect of any Group Company.

15.6	No event analogous to any of the circumstances mentioned in any of the foregoing sub paragraphs of this paragraph 15 has occurred in relation to any Group Company outside England.

Schedule 5
Limitations on liability

1	Definitions

1.1	In this schedule 5, unless the context otherwise requires:
Claims means all and any Fundamental Claims and Warranty Claims, and a Claim means any one of such Claims
Expenses means reasonable and proper third party costs and expenses
Fundamental Claims means all and any claims against any of the Warrantors for breach of any of the Fundamental Warranties or Tax Claims, and a Fundamental Claim means any one of such Fundamental Claims
Indemnity Claims means all and any claims against any of the Warrantors arising out of any of the Indemnities, other than Third Party IP Claims and Third Party Software Indemnity Claims, and an Indemnity Claim means any one of such Indemnity Claims
Tax Claims means all and any claims under the Tax Covenant or Tax Warranties, and a Tax Claim means any one of such Tax Claims
Third Party Claims means all and any claims by, or alleged liability to, a third party which may give rise to a Claim (other than a Tax Claim) or Indemnity Claim, including a Third Party Software Indemnity Claim, Third Party IP Claim, and a Third Party Claim means any one of such Third Party Claims
Third Party IP Claims means all and any claims against any of the Warrantors arising out of the indemnity given under clause 5.5, and a Third Party IP Claim means any one of such Third Party IP Claims
Third Party Software Indemnity Claims means all and any claims against any of the Warrantors arising out of the indemnity given under clause 6.1(C) and a Third Party Software Indemnity Claim means any one of such Third Party Software Indemnity Claims
Warranty Claims means all and any claims against any of the Warrantors for breach of any of the Warranties, and a Warranty Claim means any one of such Warranty Claims

2	Application of this schedule
The provisions of this schedule apply notwithstanding, and in priority to, any other provisions of this Deed in respect of any Claim (other than a claim under the Tax Covenant, which the provisions of Schedule 9 shall take precedence) and, where expressly stated, any Indemnity Claim, Third Party Software Indemnity Claim or Third Party IP Claim.

3	Maximum liability

3.1	The maximum liability of each of the Warrantors for:

(a)	all Fundamental Claims will not exceed his Relevant Warranty and Indemnity Proportion of the Purchase Price, as adjusted in accordance with clause 3;

(b)	all Warranty Claims and Indemnity Claims will not exceed 40% of his Relevant Warranty and Indemnity Proportion of the Purchase Price, as adjusted in accordance with clause 3; and

(c)	all Third Party IP Claims and Third Party Software Indemnity Claims will not exceed his Relevant Warranty and Indemnity Proportion of the Purchase Price, as adjusted in accordance with clause 3.

3.2
The maximum liability of each of the Option Holders for all and any claims for breach of any of the warranties contained in clause 2.4 (Option Holder Claim) will not exceed that part of the Purchase Price, as adjusted in accordance with clause 3, received by him.

4	Liability of each Warrantor or Option Holder

4.1	Each Warrantor will only be liable for their Relevant Warranty and Indemnity Proportion of each individual Claim, Indemnity Claim, Third Party Software Indemnity Claim or Third Party IP Claim.

4.2
Notwithstanding any other provision of this Deed the maximum aggregate liability of each Warrantor for all Claims, Indemnity Claims, Third Party Software Indemnity Claims and Third Party IP Claims will not exceed that Seller's Relevant Warranty and Indemnity Proportion of the Purchase Price as adjusted in accordance with clause 3.

4.3
Each Option Holder will only be liable for their Relevant Proportion of each Option Holder Claim and, notwithstanding any other provision of this Deed, the maximum aggregate liability of each Option Holder for all Option Holder Claims will not exceed that Option Holder's Relevant Proportion of the Purchase Price as adjusted in accordance with clause 3.

5	Claims threshold

5.1
The Warrantors (or any of them) will not be liable for any Warranty Claim unless the aggregate liability for all Warranty Claims, following application of the other provisions of this schedule, exceeds £500,000 in which case the Warrantors (or any of them) will, subject to the other provisions of this schedule, be liable for the whole of such amounts.

5.2
The Buyer shall be entitled to make a Fundamental Claim, Third Party IP Claim, Third Party Software Indemnity Claim and Indemnity Claim against the Warrantors (or any of them) for any amount in which case the Warrantors (or any of them) will be liable, subject to the other provisions of this schedule, for the whole of such amounts. without applying paragraph 5.1 above.

6	Time limits

6.1
The Warrantors (or any of them) will not be liable for a Claim, Indemnity Claim, Third Party Software Indemnity Claim or Third Party IP Claim unless the Buyer serves notice of such claim on the Sellers' Representative (specifying in reasonable detail the nature of such claim and, so far as is practicable, the amount claimed in respect of it) as soon as reasonably practicable after deciding to make a Claim, Indemnity Claim, Third Party Software Indemnity Claim or Third Party IP Claim and in any case:

(a)	for any Fundamental Claim or Tax Claim on or before the seventh anniversary of Completion;

(b)	for any Warranty Claim and Indemnity Claim on or before the second anniversary of Completion; and

(c)	for any Third Party IP Claim or Third Party Software Indemnity Claim on or before the second anniversary of Completion.

6.2
Unless the Sellers’ Representative otherwise agrees, a Claim (other than a Tax Claim), Indemnity Claim, Third Party Software Indemnity Claim or Third Party IP Claim notified in accordance with paragraph 6.1 and not satisfied, settled or withdrawn will be unenforceable against the Warrantors (or any of them) on the expiry of the period of 12 months starting on the day of notification, unless proceedings (including particulars of claim) in respect of such Claim, Indemnity Claim, Third Party Software Indemnity Claim or Third Party IP Claim have been both issued and validly served in accordance with clause 11 (Notices) on the Sellers' Representative within that period.

7	Rights to information
If the Buyer gives any notice under paragraphs 6.1, 14 or 13, the Buyer will, and will ensure that every Group Company will, allow the Sellers' Representative and his duly authorised representatives and professional advisers reasonable access for the purposes of the relevant Claim, Indemnity Claim, Third Party Software Indemnity Claim or Third Party IP Claim to the premises and personnel of the Buyer and every Group Company, and to any relevant records and information of the Buyer or every Group Company and permit the Sellers' Representative and his representatives and advisers to make copies (at their own cost) of those records and information.

8	Buyer's knowledge and awareness Warranties

8.1
The Warrantors will not be liable for any Claim (other than a claim under the Tax Covenant, an Indemnity Claim or Third Party Software Indemnity Claim) where and to the extent that the Claim arises out of or in connection with any fact, matter or circumstance of which the Buyer was aware on or before the date of this Deed and for this purpose the Buyer will be considered aware only of those facts, matters and circumstances of which Martin Scott, Amit Kapoor, Bill Krause, Laura Stark, Rasika Weerasooriya, Ron Black, Simon Blake-Wilson and Paul Valentino had actual knowledge.

8.2
The Buyer confirms to the Warrantors that it has no knowledge of any fact, matter or circumstance which may give rise to a valid Claim (other than a claim under the Tax Covenant, an Indemnity Claim, a Third Party IP Claim or a Third Party Software Indemnity Claim) and to the extent that such invalid Claim is within its actual knowledge it waives and releases that invalid Claim.

8.3
Any Warranty, Fundamental Warranty or Tax Warranty which is qualified by the expression "so far as the Warrantors are aware" or any similar expression will be treated as referring to the actual knowledge of the Warrantors (having made enquiry of the individuals listed below, to the extent that such enquiry is reasonable in the context of the Warranty in question and having regard to the role of such individuals in relation to the Business): Patrick Curran, Christopher Harvey, Ignatius Peters, Sean Curran, Russell McCullagh, David Orme, Chakib Bouda, Mike Peters and David Peacock.

8.4
Each of the Warrantors confirm to the Buyer that he does not have knowledge of any fact, matter or circumstance which may give rise to a valid Claim (other than a claim under the Tax Covenant, an Indemnity Claim, a Third Party IP Claim or a Third Party Software Indemnity Claim). If such confirmation is incorrect, subject to fraud or fraudulent misrepresentation, the sole remedies for the Buyer will be a claim under the Tax Covenant, an Indemnity Claim, a Third Party IP Claim or a Third Party Software Indemnity Claim (as relevant).

9	General limitations

9.1
The Warrantors will not be liable for any Claim (other than a Tax Claim, Fundamental Claim, Indemnity Claim, Third Party Software Indemnity Claim or Third Party IP Claim) and accordingly no such Claim may be brought:

(a)
to the extent that any Group Company is entitled to be indemnified against any loss or damage under the terms of any insurance policy for the time being in force or which could have been so recovered under the policies of insurance of any Group Company in force at the date of this Deed had they been maintained in force for the benefit of any Group Company, in each case in respect of the matter giving rise to the relevant Claim;

(b)
to the extent that it has been taken into account in the preparation of the Completion Statement or a specific provision was made in the Accounts or the Management Accounts and the facts, matters or circumstances relating to such Claim were referred to in the notes to any such accounts;

(c)	to the extent that the Claim arises out of or in connection with, or the amount of the Claim is increased by:

(i)	any fact, matter or circumstance provided for, or contemplated by, this Deed or any other Transaction Document or arising from the implementation of this Deed or any other Transaction Document;

(ii)	any voluntary act, omission, transaction or arrangement carried out by, at the written request of or with the written (including by email) approval of the Buyer before or at Completion;

(iii)
any voluntary act, omission, transaction or arrangement of the Buyer or any Group Company or any other member of the Buyer's Group or any of their respective officers, employees, agents or successors in title after Completion;

(iv)	any breach by the Buyer of any of its obligations under this Deed or any other Transaction Document;

(v)
any reorganisation of the Buyer or any member of the Buyer's Group or change in ownership of the Buyer (to a person outside of the Buyer’s Group) or any member of the Buyer's Group (in either case which results in the transfer of the Company outside of the Buyer’s Group) after Completion;

(vi)	any asset acquired by any Group Company after Completion;

(vii)	the disposal by any Group Company of any asset after Completion;

(viii)	the passing of a resolution for the winding up of any Group Company;

(ix)	any:

(A)	passing of or change in any statutory or other binding or advisory legislative or regulatory provision after the date of this Deed;

(B)	publication or withdrawal of any decision of the courts or any other Authority after the date of this Deed; or

(C)
withdrawal after the date of this Deed of any extra statutory or other concession previously made by or any change in practice of the Inland Revenue or other taxation authority or other Authority or any increase in the rates of Tax in force at the date of this Deed; or

(x)	any change after the date of this Deed in the principles, policies or methods used in the preparation of the audited accounts of the Group;

(xi)	any change on or after Completion to the accounting reference date of any Group Company;

(xii)
the loss or liability suffered or incurred by the Buyer to which the Claim, Indemnity Claim, Third Party IP Claim or Third Party Software Indemnity Claim relates is contingent, future or unascertainable and no Claim, Indemnity Claim, Third Party IP Claim or Third Party Software Indemnity Claim may be brought for such loss or liability until the Buyer actually suffers the loss or incurs the liability in question;

(d)
to the extent that the loss or liability to which the Claim, Indemnity Claim, Third Party Software Indemnity Claim or Third Party IP Claim relates has been or is made good or otherwise compensated for at no expense to the Buyer or any member of the Buyer's Group.

9.2
A breach of Warranty which is capable of remedy will not entitle the Buyer to compensation unless (and then only to the extent that) such breach has not been remedied to the satisfaction of the Buyer (acting reasonably) by the Warrantors (or any of them) within 60 Business Days after the date of service of the notice of the Claim under this schedule.

9.3	The Buyer will not be entitled to claim for any punitive, indirect or consequential loss.

10	Netting off corresponding benefits
In assessing any damages or other amounts recoverable for any Claim (other than a claim under the Tax Covenant), Indemnity Claim or Third Party IP Claim, there will be taken into account any corresponding savings by or benefit (excluding any relief or other benefits arising in relation to Tax) to the Buyer, any Group Company or any member of the Buyer's Group.

11	Waiver of right of set off
Save to the extent of any deduction or withholding required by law, the Buyer waives and relinquishes any right of set off or counterclaim, deduction or retention which the Buyer might otherwise have had in respect of any Claim (other than a claim under the Tax Covenant), Indemnity Claim or Third Party IP Claim against or out of any payments which the Buyer may be obliged to make (or procure to be made) to any Seller under this Agreement or otherwise.

12	Subsequent recovery from third party

12.1
The Buyer will reimburse the Warrantors (or any of them) forthwith an amount equal to any sum paid by the Warrantors (or any of them) in respect of any Claim (other than a Tax Claim), Indemnity Claim, Third Party Software Indemnity Claim or Third Party IP Claim which is subsequently recovered by or paid to the Buyer, any Group Company, or any other member of the Buyer's Group by any third party in respect of the matter giving rise to the Claim, Indemnity Claim, Third Party Software Indemnity Claim or Third Party IP Claim (less any Expenses incurred in making such recovery, together with any Tax payable in respect of such recovery (or which would have been payable but for the use of any Buyer’s Relief), but to avoid doubt including any interest received by the Buyer from such third party as part of such recovery).

12.2
Any amount paid by the Buyer under paragraph 12.1 will be taken into account, with retrospective effect, in ascertaining whether the amounts in paragraph 5 of this schedule 5 are exceeded. Any amount previously paid by the Warrantors (or any of them) in respect of any Claim (other than a Tax Claim), Indemnity Claim, Third Party Software Indemnity Claim or Third Party IP Claim which would not otherwise have been payable as a consequence of this paragraph 12.2 will be repaid immediately.

13	Claims by third party

13.1	If grounds for a Third Party Claim arise where the subject of the Third Party Claim is £300,000 or more, the Buyer will (subject to applicable legal or regulatory constraints):

(a)
notify the Sellers' Representative of the Third Party Claim as soon as reasonably practicable, and in any event within 20 Business Days, upon the Buyer or any Group Company becoming aware of the Third Party Claim, and in any event prior to taking any material step to defend the Third Party Claim or to compromise, settle or waive any right in relation to the Third Party Claim;

(b)
will provide the Sellers' Representative with such information as the Sellers' Representative may reasonably require relating to the Third Party Claim and will keep the Sellers' Representative fully informed of any material development in the conduct of the Third Party Claim;

(c)
will not (and will procure that the Group and member of the Buyer's Group do not) compromise, settle or waive any right or admit any liability in relation to the Third Party Clam without having consulted and taken reasonable account of any alternative course of action which is reasonably proposed by the Sellers' Representative;

(d)
take the sole conduct of such Third Party Claim and shall, subject to paragraph 13.1(e), deal with the same as the Buyer shall deem appropriate and, in that connection, the Warrantors shall (at the Buyer’s cost and insofar as they are able to do so) give or cause to be given to the Buyer such assistance as the Buyer may reasonably require in avoiding, resisting, settling, compromising, defending or appealing any such Third Party Claim; and

(e)	conduct such Third Party Claim in good faith in accordance with its usual business practices as if the Warranties had not been given.

13.2	If grounds for a Third Party Claim arise where the subject of the Third Party Claim is less than £300,000, the Buyer will (subject to applicable legal or regulatory constraints):

(a)
notify the Sellers' Representative of the Third Party Claim as soon as reasonably practicable, and in any event within 20 Business Days, upon the Buyer or any Group Company becoming aware of the Third Party Claim;

(b)
will provide the Sellers' Representative with such information as the Sellers' Representative may reasonably require relating to the Third Party Claim and will keep the Sellers' Representative fully informed of any material development in the conduct of the Third Party Claim;

(c)
take the sole conduct of such Third Party Claim and shall, subject to paragraph 13.2(d), deal with the same as the Buyer shall deem appropriate and, in that connection, the Warrantors shall (at the Buyer’s cost and insofar as they are able to do so) give or cause to be given to the Buyer such assistance as the Buyer may reasonably require in avoiding, resisting, settling, compromising, defending or appealing any such Third Party Claim; and

(d)	conduct such Third Party Claim in good faith in accordance with its usual business practices as if the Warranties had not been given.

13.3
Any failure by the Buyer or any member of the Buyer’s Group to comply with the provisions of this paragraph 13 shall not prevent any Claim by the Buyer or any member of the Buyer’s Group or extinguish any liability of the Warrantors under the Warranty in question but may be taken into account in calculating any such liability of the Warrantors to the extent that the Warrantors’ liability is increased by such failure.

14	Claims against third party
Where the Buyer or any Group Company or any member of the Buyer's Group may be entitled (whether by reason of insurance, payment, discount, credit, relief or otherwise) to recover from a third party any sum for any damage or liability which is the subject of a Claim (other than a Tax Claim), Indemnity Claim, Third Party Software Indemnity Claim or Third Party IP Claim (Third Party Recovery), the Buyer will (subject to applicable legal or regulatory constraints):

(a)
notify the Sellers' Representative of the Third Party Recovery as soon as reasonably practicable following the Buyer or any Group Company or any other member of the Buyer's Group deciding to make the Third Party Recovery and in any event prior to taking any material step to enforce, compromise, settle or waive any right in relation to that Third Party Recovery;

(b)
provide reasonable information to the Sellers' Representative in relation to any Third Party Claim and consult with and take account of the Sellers' Representative’s reasonable comments or requests in relation to any Third Party Claim (but this shall not oblige the Buyer or any member of the Buyer’s Group to give access to any of its legally privileged information); and

(c)
first take steps or procure that the relevant member of the Buyer's Group use all reasonable endeavours to enforce such Third Party Recovery (taking account of any reasonable requests made by the Sellers' Representative) before taking any steps (other than the notification of the Claim, Indemnity Claim, Third Party Software Indemnity Claim or Third Party IP Claim under paragraph 6.1) to pursue the Claim (other than a Tax Claim), Indemnity Claim, Third Party Software Indemnity Claim or Third Party IP Claim against the Warrantors.

14.2
Whether before or after the Warrantors discharge any Claim (other than a Tax Claim), Indemnity Claim, Third Party Software Indemnity Claim or Third Party IP Claim, the Buyer will, at the reasonable request of the Warrantors (subject to applicable legal or regulatory constraints):

(a)
take, and procure that each Group Company and each other member of the Buyer's Group take, all reasonable steps (whether by way of claim against its insurers or otherwise) in relation to such Claim, Indemnity Claim, Third Party Software Indemnity Claim or Third Party IP Claim, consult with and take account of the Sellers'

Representative’s reasonable comments or requests in relation to such Third Party Recovery and pay over to the Warrantors all amounts recovered up to the amount of the relevant Claim, Indemnity Claim, Third Party Software Indemnity Claim or Third Party IP Claim previously discharged by it/them; and

(b)	procure that the Warrantors are placed in a position to take over the conduct of all negotiations and proceedings arising in relation to the Third Party Recovery.

14.3
Any Claim (other than a Tax Claim), Indemnity Claim, Third Party Software Indemnity Claim or Third Party IP Claim will be limited (in addition to the other limitations on the Warrantors' liability referred to in this schedule) to the amount by which the loss or damage suffered by the Buyer as a result of such breach (including all Expenses) exceeds the amount (if any) so recovered by way of the Third Party Recovery (less any Expenses incurred in making such recovery, together with any Tax payable in respect of such recovery or which would have been payable but for the use of any Buyer’s Relief).

15	Assignment of Third Party Recovery
Where the Warrantors have discharged any Claim (other than a Tax Claim), Indemnity Claim, Third Party Software Indemnity Claim or Third Party IP Claim and the Buyer or a Group Company or any other member of the Buyer's Group may be entitled to make a Third Party Recovery in respect of the loss or liability in respect of which the Claim, Indemnity Claim, Third Party Software Indemnity Claim or Third Party IP Claim was made and discharged, the Buyer will, if requested in writing by the Sellers' Representative (or any of them) assign or procure the assignment to the relevant Warrantors of any right of the Buyer, a Group Company or any other member of the Buyer's Group to make the Third Party Recovery.

16	Duty to mitigate

16.1
The Buyer, each member of the Buyer’s Group (and the Buyer’s officers or the officers of the relevant member of the Buyer’s Group as applicable) shall take all reasonable and necessary steps to mitigate any Claim, Indemnity Claim, Third Party Software Indemnity Claim or Third Party IP Claim.

16.2
Any failure by the Buyer or any member of the Buyer’s Group to comply with the provisions of this paragraph 16 shall not prevent any Claim by the Buyer or any member of the Buyer’s Group or extinguish any liability of the Warrantors under the Warranty in question but may be taken into account in calculating any such liability of the Warrantors to the extent that the Warrantors’ liability is increased by such failure.

16.3	Nothing in this Deed will be deemed to relieve the Buyer from the common law duty to mitigate its loss.

17	No double recovery
Neither the Buyer nor any member of the Buyer's Group will be entitled to recover damages or any other amount in respect of any Claim, Indemnity Claim, Third Party Software Indemnity Claim or Third Party IP Claim or otherwise obtain reimbursement or restitution more than once in respect of the same matter, loss or liability and for this purpose any payment by the Warrantors under the Tax Covenant will be deemed to satisfy any Warranty Claim in respect of the same matter and vice versa.

18	Remedies and rescission

18.1	The sole remedy of the Buyer for any breach of this Deed will be an action for damages.

18.2	The Buyer will not be entitled to rescind or terminate this Deed in any circumstances whatsoever whether before or after Completion.

18.3	The provisions of this schedule will remain in full force and be fully applicable to all circumstances and, in particular, will not be discharged by any breach of this Deed.

18.4	Notwithstanding any other provision, nothing in this schedule limits the rights of the Buyer in respect of fraud or fraudulent misrepresentation.

19	Restriction on specific Claims
The Warrantors will not be liable for any Claim if and to the extent that the Claim arises in relation to Tax or any Deemed Tax Liability (as defined in part 1 of schedule 9) or the unavailability of any Relief unless the Claim is brought under the Tax Warranties, any of the Warranties in schedule 4, paragraph 5 (Accounts and Management Accounts), schedule 4, paragraph 9 (Directors and employees), schedule 4, paragraph 10 (Pension arrangements) or the Tax Covenant.

20	Application to third parties
Any third party which is entitled under the terms of this Deed to claim against the Warrantors (or any of them) will be subject to this schedule as if it were the Buyer.

21	No Claims by the Group or the Sellers

21.1
The Buyer covenants that it shall procure that no Group Company will make any claim or take any proceedings against the Sellers (or any of them) at any time in respect of any event or circumstance prior to Completion.

21.2
The Buyer will indemnify and keep indemnified the Sellers in respect of any loss, liability, damage or expense suffered or received by any of them as a consequence of any claim made or proceedings issued by any Group Company against any of them at any time after Completion in respect of any event or circumstance prior to Completion.

21.3	Each Seller covenants that it will not make any claim or take any proceedings against any Group Company at any time in respect of any event or circumstance prior to Completion.

21.4
Each Seller will indemnify and keep indemnified the Buyer and each member of the Group in respect of any loss, liability, damage or expense suffered or received by any of them as a consequence of any claim made or proceedings issued by any Seller against any member of the Group at any time after Completion in respect of any event or circumstance prior to Completion.

 Schedule 6
Retention provisions
Part 1 – Definitions

1	Definitions

1.1	In this schedule 6, unless the context otherwise requires:
Adjusted Deferral Sum means, in respect of a Deferred Contract, the total amount due to be paid to Bell ID under that relevant Deferred Contract (as set out opposite the relevant Deferred Contract in the column headed "Deferral Sum" in the table under the heading "Deferred Contract Sums"), less the aggregate of any sums that (i) Bell ID has been required to refund to the customer; and (ii) the customer is entitled not to pay, in each case pursuant to the customers rights under the relevant Deferred Contract;
Contract Acceptance Date means, in respect of a Deferred Contract, the date on which that Deferred Contract has been accepted/signed off by the relevant customer in accordance with the terms of the relevant Deferred Contract;
DC Payment Date means in relation to each Deferred Contract the earlier of the end of the relevant DC Retention Period (as set out in the column headed "DC Retention Period" in the table under the heading "Deferred Contract Sums") and the Contract Acceptance Date for that Deferred Contract;
Deferred Contract means a contract listed in the column headed "Deferred Contract" in the table under the heading "Deferred Contract Sums";
Deferred Contract Sums means as follows:

Deferral Sum	DC Retention Period (Completion until)
£2.85m	July 29, 2016
£1.24m	December 20, 2016
£1.08m	July 29, 2016
£0.51m	December 20, 2016
£5.68m

Escrow Agent means, Wells Fargo Bank, N.A., London Branch, the agent to be appointed prior to Completion jointly by the Sellers' Representative and Buyer pursuant to the Escrow Agreement
Escrow Agreement means the agreement in the agreed form to be entered into at or before Completion between the Sellers' Representative, the Buyer and the Escrow Agent setting out terms relating to the operation of the Retention Account and the holding and distribution of any part of the Retention Sum

Qualifying Counsel means an independent barrister of at least 10 years' call in commercial chambers with experience of dealing in matters which form the subject matter of the Retention Claim and appointed jointly by the Buyer and the Sellers' Representative, or, where the Buyer and the Sellers’ Representative cannot reach agreement on an appointee, an independent barrister of at least 10 years’ call in commercial chambers appointed by the President of the Law Society of England and Wales
Retention Account means the interest bearing deposit account held with the Escrow Agent to be opened prior to Completion in the name of the Sellers’ Representative for the purposes of holding the Retention Sum on deposit in accordance with this schedule 6
Retention Sum means the sum of £11,930,000 to be paid by the Buyer into the Retention Account in accordance with this schedule 6, being the aggregate of (i) the Warranty, Indemnity and Completion Statement Sum; and (ii) the Deferred Contract Sums
Warranty, Indemnity and Completion Statement Sum mean £6,250,000
Warranty, Indemnity and Completion Statement Retention Period means the period of 18 months beginning on the Completion Date

Part 2 – Payments into and from the Retention Account

2	Payment into the Retention Account

2.1
The Buyer will at Completion pay the Retention Sum in sterling into the Retention Account and the amount for the time being standing to the credit of the Retention Account (including any accrued interest) will be dealt with only as set out in this schedule 6 and the Escrow Agreement.

2.2
If there is any conflict between the provisions of this schedule 6 and the provisions of the Escrow Agreement, the parties agree that as between themselves the provisions of this schedule 6 will prevail.

2.3
The Buyer and the Sellers will procure, so far as they are respectively able, that all rights to the Retention Account remain free from any Security Interest except as set out in this schedule 6 or the Escrow Agreement.

3	Administration of the Retention Account

3.1	The costs of the Escrow Agent relating to opening, closure and operation of the Retention Account will be borne by the Buyer and the Sellers’ Representative (on behalf of the Sellers) equally.

3.2	The Buyer and the Sellers' Representative will:

(a)
promptly give all necessary instructions and notifications to the Escrow Agent and do all acts and things reasonably required to ensure that the Retention Account, and the principal amount and interest standing to its credit, are administered as set out in this schedule 6 and the Escrow Agreement; and

(b)
procure, so far as they are respectively able, that the Escrow Agent is not required to, and does not, take any action with respect to the Retention Account except on the joint written instructions of the Buyer and the Sellers' Representative.

3.3	All:

(a)	interest which accrues on the Retention Sum (or any part of it) whilst in the Retention Account will be credited to the Retention Account; and

(b)	bank charges payable in respect of the Retention Account will be paid out of the Retention Account.

3.4
In relation to any payment made from the Retention Account under this schedule 6, accrued interest will follow the principal amount and will be paid to the Sellers’ Representative (on behalf of the Sellers) or the Buyer (as the case may be) at the same time as payment of the corresponding principal amount from the Retention Account.

3.5	Any payment to be made out of the Retention Account under this schedule 6 will be made:

(a)	as set out in clause 10.1 in the case of a payment to the Sellers’s Representative; and

(b)	as set out in clause 10.6 in the case of a payment to the Buyer.

3.6
Any payment made by the Escrow Agent to the Buyer out of the Retention Account under this schedule 6 will, save in respect of interest, be treated for all purposes as a reduction in the Purchase Price payable to the Sellers.

4	Payments out of the Retention Account relating to the Completion Statement

4.1	If, when the Completion Statement is agreed or determined under schedule 7 (Completion Statement), any payment is due to be made to the Buyer under part 2 of schedule 7:

(a)
to the extent that the Warranty, Indemnity and Completion Statement Sum has not been reduced to zero by previous payments, such payment will be made out of the Retention Account up to the lower of the amount of such payment and the amount of the Warranty, Indemnity and Completion Statement Sum as reduced by any such previous payments; and

(b)
the Sellers' Representative and the Buyer will within 10 Business Days of the date on which the Completion Statement is agreed or determined under part 3 of schedule 7 jointly instruct the Escrow Agent to pay the relevant amount to the Buyer.

5	Payments out of the Retention Account relating to the Buyer claims

5.1
The Buyer may use the Warranty, Indemnity and Completion Statement Sum to satisfy any liabilities of the Sellers to the Buyer under the Warranties, the Indemnities and the Tax Covenant and the Buyer will give prior written notice of its intention to do so to the Sellers' Representative prior to the end of the Warranty, Indemnity and Completion Statement Retention Period.

5.2	Any notice given by the Buyer under paragraph 5.1 will set out:

(a)	all details then available to the Buyer concerning the matter or circumstances giving rise to the claim (Warranty and Indemnity Retention Claim); and

(b)	a reasonable estimate of the liability of the Sellers in respect of the Retention Claim (Warranty and Indemnity Retention Claim Amount).

5.3
Within 10 Business Days of any Warranty and Indemnity Retention Claim being agreed between the Buyer and the Sellers' Representative in writing or judicially determined by a court of competent jurisdiction which is not subject to appeal:

(a)
if the amount so determined or agreed to be paid to the Buyer in respect of such Warranty and Indemnity Retention Claim (Agreed Warranty and Indemnity Retention Amount) is more than or equal to the Warranty, Indemnity and Completion Statement Sum (as, if relevant, such amount been reduced by any previous payments), the Buyer and the Sellers' Representative will jointly instruct the Escrow Agent to pay to the Buyer from the Retention Account the amount of the Warranty, Indemnity and Completion Statement Sum as reduced by any such previous payments, which payment will discharge all obligations of the Sellers relating to the Warranty and Indemnity Retention Claim to the extent of the amount actually paid; or

(b)
if an Agreed Warranty and Indemnity Retention Amount is less than the Warranty, Indemnity and Completion Statement Sum (as, if relevant, such amount been reduced by any previous payments), the Buyer and the Sellers' Representative will jointly instruct the Escrow Agent to:

(i)
pay to the Buyer from the Retention Account an amount equal to the relevant Agreed Warranty and Indemnity Retention Amount, which payment will be in full and final satisfaction of all obligations of the Sellers in respect of the relevant Retention Claim; and

(ii)
after payment of the amount referred to in paragraph 5.3(b)(i), if there are no outstanding Warranty and Indemnity Retention Claims and the Warranty and Indemnity Retention Period has ended the Buyer and the Sellers' Representative will, subject to paragraph 7 below, jointly instruct the Escrow Agent to pay to the Sellers’ Representative on behalf of the Sellers from the Retention Account, the remaining amount standing to the credit of the Retention Account.

6	Payment Out of the Retention Account in relation a Deferral Sum

6.1
Subject to 5.3, within 10 Business Days of a DC Payment Date arising in respect of a Deferred Contract the Buyer and the Sellers' Representative will jointly instruct the Escrow Agent to pay to the Sellers’ Representative the Adjusted Deferral Sum (if any) due on that Deferred Contract.

6.2
Immediately thereafter, if the Deferral Sum due on the relevant Deferred Contract less the Adjusted Deferral Sum (if any) paid out under paragraph 5.1 is greater than zero, the Buyer and the Sellers' Representative will jointly instruct the Escrow Agent to pay that amount to the Buyer.

6.3
Following a DC Payment Date arising an amount may be retained in the Retention Account in respect of any claim by a customer for a refund that has not yet been agreed between the Company and that customer, provided that the claim has been considered by Qualifying Counsel who has given confirmation in writing that the claim has a reasonable prospect of succeeding, and that the amount claimed is a fair assessment of the amount payable in respect of the claim if such claim was successful..

7	Payments out of the Retention Account at the end of the Warranty, Indemnity and Completion Statement Retention Period

7.1
Subject to paragraphs 4 and 6.2, the Buyer and the Sellers' Representative will jointly instruct the Escrow Agent to pay to the Sellers’s Representative within 5 Business Days of the end of the Warranty, Indemnity and Completion Statement Retention Period the Warranty, Indemnity and Completion Statement Sum as reduced by any previous payments.

7.2
At the end of the Warranty, Indemnity and Completion Statement Retention Period an amount may be retained in the Retention Account in respect of any claim against the Warranty, Indemnity and Completion Statement Sum that has not yet been agreed between the Buyer and the Sellers' Representative in writing or judicially determined by a court of competent jurisdiction which is not subject to appeal until the date on which such claim has been so agreed or determined, provided that:

(a)	the amount of such claim has been agreed between the Buyer and the Sellers' Representative; or

(b)
the claim has been considered by Qualifying Counsel who has given confirmation in writing that the claim has a reasonable prospect of succeeding, and that the amount claimed is a fair assessment of the amount payable in respect of the claim if such claim was successful.

Schedule 7
Completion Statement
Part 1 – Definitions

1	Definitions

1.1	In this schedule 7, unless the context otherwise requires:
Base Completion Working Capital means £3,101,000
Cash means, in respect of each Group Company, the aggregate of all cash and cash equivalents owned by such Group Company and interest accrued on any such cash or cash equivalents. Cash includes amounts received by any Group Company before the Effective Time but that do not reach the Group Company’s bank account until after the Effective Time. Cash excludes amounts that have not cleared a Group Company’s bank account in respect of payments reflected as made in the relevant Group Company’s books and records prior to the Effective Time (i.e. if the liability has been settled in the books but the settlement monies have not yet left the bank account). Cash also excludes any amounts received by the Company from the Buyer in connection with Completion
Completion Statement means the accounting statement to be prepared in accordance with part 3 of this schedule 7
Debt means: (i) borrowings and outstanding indebtedness in the nature of borrowings of any Group Company for the payment or repayment of money, including any overdrafts, bank loans or finance leases and any interest costs accrued on the foregoing; and (ii) the liabilities of each Group Company for Tax, accounted for in accordance with part 4 of this Schedule 7 draft Completion Statement has the meaning given to it in paragraph 3 of part 3 of this schedule 7
Effective Time means close of business (UK time) on the Completion Date
Effective Time Cash means the Cash at the Effective Time
Effective Time Debt means the Debt at the Effective Time
Effective Time Working Capital means the Working Capital at the Effective Time
Further Review Period has the meaning given to it in paragraph 5.4 of part 3 of this schedule 7
Price Adjustment Experts means the firm of independent chartered accountants selected or nominated in accordance with paragraph 6.1 of part 3 of this schedule 7
Review Period has the meaning given to it in paragraph 4 of part 3 of this schedule 7
Working Capital means, in respect of each Group Company, and subject to the specific exclusions listed below, the aggregate value of the following assets and liabilities: trade and other receivables (less provision for bad & doubtful debts); licence receivables; accrued income (net of attributable cost of sales thereof); receivables in respect of turnover invoiced in advance; other advances; prepayments; other current assets including inventory; deferred revenue (long and short term); trade payables and accruals; trade or other payables or accruals in respect of tangible or intangible fixed assets; other creditors; VAT and other sales taxes; payroll and other employment taxes and social security. These categories represent the account balances within working capital as classified in the management accounts of Bell ID and Ecebs Limited together with the equivalent balances within the Company. Working Capital specifically excludes balances in respect of: tangible and intangible fixed assets including investments (including the provision held within the Company against the investment in Ecebs Limited); Cash; Debt; dividends payable or receivable; intercompany accounts; corporate income taxes whether current or deferred.

Part 2 – Purchase price adjustment

1	Completion Statement

1.1	The Completion Statement will be prepared and agreed or determined under part 3 of this schedule 7.

1.2	The Completion Statement, as agreed or determined under part 3 of this schedule 7, will be:

(a)	the Completion Statement for the purposes of this Deed; and

(b)	final and binding on the Buyer and the Sellers in the absence of manifest error.

1.3	The Effective Time Cash, Effective Time Debt and Effective Time Working Capital will be the amounts specified in the Completion Statement.

2	Purchase Price Adjustment

2.1	The Purchase Price Adjustment shall be the aggregate of:

(a)	Effective Time Cash; less

(b)	Effective Time Debt; plus

(c)	the Working Capital Adjustment, calculated in accordance with paragraph 2.2 below.

2.2
The Working Capital Adjustment shall be calculated by deducting the Base Completion Working Capital from the Effective Time Working Capital. If the Effective Time Working Capital is greater than the Base Completion Working Capital, the Working Capital Adjustment shall be a positive number and if the Effective Time Working Capital is less than the Base Completion Working Capital, the Working Capital Adjustment shall be a negative number.

2.3
If the Purchase Price Adjustment is a positive number the Purchase Price will be increased by (and the Buyer will pay to the Sellers’ Representative on behalf of the Sellers an amount equal to) the Purchase Price Adjustment. If the Purchase Price Adjustment is a negative number, the Purchase Price will be reduced by (and the Sellers’ Representative on behalf of the Sellers will pay to the Buyer an amount equal to) the Purchase Price Adjustment.

2.4	Any adjustment to the Purchase Price under this paragraph 2 will be receivable or borne by the Sellers in their Relevant Proportion.

3	Payment

3.1	Any sum payable under paragraph 2 will be paid by the relevant party within 10 Business Days of the date on which the Completion Statement is agreed or determined under part 3 of this schedule 7.

Part 3 – Preparation and agreement/determination of the Completion Statement

1	Content and Format of the Completion Statement

1.1
The Completion Statement will be prepared in the format of the pro forma set out in part 5 of this schedule 7 and will set out as at the Effective Time (the Balance Sheet Date) the aggregated Working Capital, Cash and Debt of the Group (in each case, respectively, the Balance Sheet Date Working Capital, the Balance Sheet Date Cash and the Balance Sheet Date Debt), in accordance with the principles set out in paragraph 2 of this part 3 of schedule 7

1.2	In calculating amounts in currencies other than sterling those amounts shall be translated into sterling according to the provisions of paragraph 7 of part 4 to this schedule 7.

2	Accounting policies

2.1	The Completion Statement will be prepared in accordance with the following principles:

(a)	the specific accounting policies set out in part 4 of this schedule 7;

(b)
to the extent not inconsistent with paragraph 2.1(a), using the same accounting principles, policies, practices, evaluation rules and procedures, methods and bases (including the exercise of management judgement and degree of prudence) as applied in the Management Accounts (Reference Accounting Policies), but only to the extent those Reference Accounting Policies are in accordance with UK generally accepted accounting practice as at the Completion Date; and

(c)	to the extent not inconsistent with paragraphs 2.1(a) and/or 2.1(b), in accordance with UK generally accepted accounting practice as at the Completion Date.

2.2
For the avoidance of doubt, the provisions of subparagraph 2.1(a) above take precedence over those of subparagraphs 2.1(b) and (c), and the provisions of subparagraph 2.1(b) take precedence over those of subparagraph 2.1(c).

3	Preparation and delivery of the Completion Statement

3.1
The Buyer will prepare and deliver to the Sellers' Representative a draft of the Completion Statement (draft Completion Statement) within 60 Business Days after the Balance Sheet Date. The date on which such draft is delivered to the Sellers’ Representative is the Delivery Date.

4	Agreement/deemed agreement of the Completion Statement

4.1	If during the period of 30 Business Days after the Delivery Date (Review Period):

(a)	the Sellers' Representative notifies the Buyer in writing that no adjustment needs to be made to the draft Completion Statement; or

(b)	the Sellers' Representative does not notify the Buyer of any proposed adjustment to the draft Completion Statement, then the draft Completion Statement will be final and binding on the Buyer and the Sellers for the purposes of this Deed:

(c)	in the case of paragraph 4.1(a), on the date of such notification; or

(d)	in the case of paragraph 4.1(b), on the date of expiry of the Review Period.

5	Disagreement relating to the Completion Statement

5.1
If the Sellers’ Representative disagrees with any element of the draft Completion Statement and wishes to propose a consequential adjustment thereto, then before expiry of the Review Period the Sellers' Representative shall notify the Buyer, in writing (a Disagreement Notice) setting out in reasonable detail:

(a)	the matters or elements within the draft Completion Statement with which he disagrees;

(b)	the reason(s) for such disagreement; and

(c)	the nature and value of any consequential adjustments he considers need to be made to the draft Completion Statement.

5.2	Items with an individual consequential adjustment value of less than £1,000 may not be included in the Disagreement Notice unless the aggregate value of such items exceeds £10,000.

5.3	Other than for the matters set out in the Disagreement Notice, the draft Completion Statement will be final and binding on the Buyer and the Sellers for the purposes of this Deed.

5.4
The Buyer and the Sellers' Representative will attempt in good faith to agree the draft Completion Statement within a period of 30 Business Days from, and excluding the date of, such delivery of a Disagreement Notice (Further Review Period).

5.5
If during the Further Review Period the Buyer and the Sellers' Representative agree, in writing, on all adjustments to be made to the Completion Statement, they will jointly incorporate such adjustments into the draft Completion Statement. The draft Completion Statement, as so adjusted, will be final and binding on the Buyer and the Sellers for the purposes of this Deed on the date of such agreement in writing.

5.6
If the Buyer and the Sellers' Representative are unable to so agree during the Further Review Period, the Buyer or the Sellers' Representative may, by written notice to the other require that the adjustment proposed by the Sellers’ Representative pursuant to paragraph 5.1 be referred for expert determination under paragraph 6 below.

6	Expert determination of the Completion Statement

6.1	Any matters in dispute relating to the Completion Statement which are to be determined under this paragraph 6 will be referred to:

(a)
the firm of leading international independent chartered accountants agreed between the Buyer and the Sellers' Representative within 10 Business Days of a request by either of them to the other, or, failing such agreement within such time,

(b)
the firm of leading international independent chartered accountants nominated by the President for the time being of the Institute of Chartered Accountants in England and Wales (or by such person as the President specifies for the purpose of making such nomination) on the written application of either the Buyer or the Sellers' Representative, the firm so agreed or nominated being the Price Adjustment Experts for the purposes of this schedule 7.

6.2
The Price Adjustment Experts will be appointed jointly by the Buyer and the Sellers' Representative on the terms set out in this paragraph 6 and/or on such other terms as may be agreed.  For this purpose, the Buyer and the Sellers' Representative will not unreasonably refuse to agree to the terms of engagement proposed by the Price Adjustment Experts (which may include hold harmless or similar provisions).

6.3	If:

(a)
the terms of engagement of the Price Adjustment Experts have not been agreed within 20 Business Days of the identity of the relevant firm being agreed or nominated under paragraph  6.1, and no party is withholding its agreement to the terms of engagement proposed; or

(b)	any firm agreed or nominated pursuant to paragraph 6.1 refuses to accept the appointment, the relevant firm will be treated as never having become the Price Adjustment Experts for the purposes of this Deed and the procedure set out in paragraphs 6.1 and 6.2 will be repeated as often as is necessary until a valid appointment is made.

6.4	Save as otherwise agreed between the Buyer and the Sellers' Representative, the following provisions will apply to the role of Price Adjustment Experts under this paragraph 6:

(a)	the Price Adjustment Experts will be requested to make their determination as soon as reasonably practicable following their appointment;

(b)	the Price Adjustment Experts will act as experts and not as arbitrators;

(c)	subject to the other provisions of this paragraph 6.4, the Price Adjustment Experts may establish their own procedure for their determination and the parties will be bound by such procedures;

(d)	the Price Adjustment Experts:

(i)	will give the Buyer and the Sellers' Representative a reasonable opportunity to make written submissions to the Price Adjustment Experts;

(ii)	will give the Buyer and the Sellers' Representative a reasonable opportunity to make a written response to the Price Adjustment Experts on the other's submissions to the Price Adjustment Experts;

(iii)	may request further information from any party at any time (which information will be delivered by the relevant party within the time specified by the Price Adjustment Experts); and

(iv)	will deliver a copy of any such written representations and response made to it, or further information supplied to it, by a party to the other party as soon as reasonably practicable after receipt;

(e)	the Price Adjustment Experts:

(i)	will apply the accounting policies and other matters referred to in paragraph 2 above;

(ii)	will only determine whether and to what extent any of the proposed adjustments to the draft Completion Statement comply with paragraph 2 above; and

(iii)	may not determine the scope of their own jurisdiction;

(f)
the Price Adjustment Experts' decision as to any matter referred to them for determination will be final and binding on the Buyer and the Sellers, save in the case of manifest error, in which case the relevant part of their determination will not be effective and will be referred back to the Price Adjustment Experts for correction;

(g)
the Price Adjustment Experts will make their determination (including any adjustments to be made to the draft Completion Statement and the reasons for their determination) in writing and deliver a copy to the Buyer and the Sellers' Representative;

(h)	the determination of the Price Adjustment Experts will be deemed to be incorporated in the draft Completion Statement; and

(i)
the fees and expenses of the Price Adjustment Experts, and any other professional fees incurred by them, will be borne as they may direct at the time of making their determination or, if there is no such direction, equally between the Buyer on the one hand and the Sellers (each in their Relevant Proportion) on the other.

6.5	The provisions of this schedule 7 will not give any party access to any information or document protected by litigation privilege and/or legal professional privilege.

7	Co-operation and access
Until the Completion Statement is agreed or determined under this schedule 7, the Buyer and the Sellers will each (at their own cost):

(a)
maintain in their possession or under their control, and not destroy, all books and records held by them (including, in the case of the Buyer, the Group), which are relevant to the determination of the Purchase Price Adjustment;

(b)
ensure that the other party is given such access during normal office hours to all books and records which are relevant to the determination of the Purchase Price Adjustment and which are in their respective possession or control (including, in the case of the Buyer, the Group) as they may reasonably require in relation to the review, agreement or determination of the Completion Statement; and

(c)	if relevant, co-operate with the Price Adjustment Experts and comply with any reasonable requests made by them in relation to their determination.

Part 4 – Specific accounting policies

1	General
The Completion Statement shall be prepared on a going concern basis.
The Completion Statement shall not, unless required otherwise by this Part 4, take into account any action taken or decision made by the Buyer in respect of the post-Closing conduct or operations of the Group that may affect the value at which any asset or liability would otherwise be presented in the Completion Statement. The Completion Statement shall exclude any effect of the change of control or ownership of the Group.
For the avoidance of doubt, apart from the Cash used by the Company to purchase the shares held by the Ecebs minority shareholders and pay for the stamp duty arising thereon, the Completion Statement shall not reflect the effect of any funds flow arising as a consequence of Completion of this transaction, including payments received by the Company on behalf of any Option Holder.

2	Cut-off
The Completion Statement shall take into account information in respect of “Adjusting Events” as defined in IAS 10 “Events after the Balance Sheet date” only to the extent that such “Adjusting Event” occurs and/or the relevant information arises up to and including the date of delivery of the Disagreement Notice to the Buyer.

3	Materiality and no double count
No materiality is to be applied in the Completion Statement. No item shall be included more than once in the aggregated Completion Statement and an asset shall only be written-off or provided against once.

4	Revenue recognition
31 December 2015 - Cut-off
For the purpose of the Completion Statement, no revenue shall be treated as recognised in the part month from 1 January 2016 until Completion, except an aggregate sum of £1,590,000 shall be accrued as an asset within Working Capital.
Capital Licences
Subject to the provisions of the above paragraph “31 December 2015 - Cut-off”, revenue in respect of a capital licence is recognised once a contract has been signed and the customer has access to the software (i.e. it has been delivered to the customer’s server or to the hosted server that the customer will use).
Annual Licences
Subject to the provisions of the above paragraph “31 December 2015 - Cut-off”, revenue in respect of the first 12 months of an annual licence is recognised 100% in the first month in which both (a) the customer has signed the contract and (b) the software has been delivered to the customer’s server (or to the hosted server that the customer will use). No further revenue is recognised in that first reporting year (to 31 December). Revenue in respect of subsequent years of an annual licence is recognised monthly in the subsequent reporting years (1/12 of the annual fee being recognised each month), until all of the contracted revenue has been recognised.
Professional Services
Subject to the provisions of the above paragraph “31 December 2015 - Cut-off”, revenue in respect of Professional Services contracts (and contracts of a similar nature) is recognised on a monthly basis as the contract proceeds. The cumulative amount recognised on a contract at the end of any given month is the percentage of total contract revenue completed to date which is equivalent to the project manager’s assessment at each month end of the percentage of contract completion achieved by the end of that month. The costs of Professional Service and similar contracts are expensed to the income statement as incurred.
Support and Maintenance contracts
Subject to the provisions of the above paragraph “31 December 2015 - Cut-off”, revenue in respect of support and maintenance contracts (and contracts of a similar nature) is recognised monthly, with the first revenue recognised in accordance with the relevant contractual start date. The costs of maintenance contracts are expensed to the income statement as incurred.
Supply of other goods and services
Subject to the provisions of the above paragraph “31 December 2015 - Cut-off”, revenue in respect of other goods and services is recognised as the goods or services are delivered to the customer.

5	Grants
The benefit of grant income is recognised once documentary evidence exists that the grant is to be received.

6	Provision against receivables
Receivables are reviewed for indications of potential doubtful recoverability. Where positive evidence exists to suggest probable non-recoverability of some or all of a receivable balance, a provision is established for the doubtful element of the balance.
No provision shall be made against any receivable balance, or element thereof, covered by credit insurance.

7	Forex

Transactions in foreign currencies are translated into sterling at the rate of exchange ruling at the date of the transaction and exchange differences will be written off to the income statement.
Assets and liabilities within Ecebs Limited and the Company denominated in foreign currencies shall be translated into sterling at the closing mid-point rate at the Balance Sheet Date, as published in the London edition of the Financial Times.
Assets and liabilities within Bell ID denominated in currencies other than Euros shall first be translated into Euros at the closing mid-point rate at the Balance Sheet Date, as published in the London edition of the Financial Times. The Bell ID Completion Statement, in Euros, shall then be translated into sterling for aggregation purposes at the rate of GBP 1 : EUR 1.38..

8	Provisions
No impairment or other provisions shall be recognised in the Completion Statement, except for the following:

(i)	any provision that may be required against receivables pursuant to paragraph 6 above;

(ii)	a liability of £100,000 shall be included in Debt in respect of the Accrington consideration (to the extent not settled before the Effective Time); and

(iii)	a liability of £30,000 shall be included in Debt in respect of the obligation to Michelle Lehouk (to the extent not settled before the Effective Time) following her surrender of share options.
In particular, there shall be no provision against inventories.

9	Contingent liabilities
No liability shall be recognised in the Completion Statement in respect of contingent liabilities as defined in IAS 37.

10	Bonus
For each Group Company, all amounts owed in respect of profit-related bonuses for periods ending on or before 31 December 2015 but not paid by the Effective Time shall be included as a liability in Debt and excluded from Working Capital.
No provision or other liability shall be recognised in the Completion Statement in respect of bonuses for any period beginning on or after 1 January 2016, reflecting the fact that no profit related bonus scheme has yet been agreed for 2016.

11	Intercompany balances
Intercompany balances (if any) between any two Group Companies shall be reconciled and any unreconciled differences shall be investigated. Following such investigation, if unreconciled differences remain, the originating Group Company’s balance shall be considered correct and such remaining unreconciled differences shall be written off to the income statement.

12	Taxation
A corporate income tax liability shall be included within Debt. The balance to be included in the Completion Statement in respect of this liability shall be the Group’s consolidated current corporate income tax liability for the year ended 31 December 2015 (less any amount paid in respect of such liability prior to the Effective Time), calculated in accordance with the Group’s revenue and cost recognition policies as applied in the Group’s audited 2014 statutory accounts and tax computations.

13	Audit fee
An aggregate accrual of £42,000 shall be made in the Completion Statement as a liability within Working Capital in respect of the costs for auditing the 2015 statutory accounts of the Group Companies.

14	Transaction Costs and adviser fees
A liability shall be included in Debt in respect of any costs (over and above the normal salary costs of Group employees) charged to any Group Company, that have not been paid or settled prior to the Effective Time, that are in respect of preparing, negotiating, entering into and completing any of the Transaction Documents, any transaction contemplated in any of the Transaction Documents or the costs and expenses of any of the Sellers’ advisers.

15	Indemnities and retentions
Unless explicitly stated to the contrary in this Part 4, the Completion Statement will include no provision or other liability for either (a) any matter which is the subject of a warranty or indemnity from the Sellers in favour of the Buyer or any member of the Buyer Group or (b) any matter that is the subject of a specific retention within a Retention or Escrow Account.

16	Payments to Michelle Lehouk
An aggregate accrual equal to the amount payable by the Group in connection with the cancellation of Michelle Lehouk’s options over ordinary shares in the Company and the surrender of her rights to those options (including any amounts payable as a result of income tax and social security contribution liability) and the cash bonuses to which she is entitled shall be made in the Completion Statement as a liability within Working Capital.

17	Accrington consideration
An aggregate accrual equal to the £100,000 of consideration payable to Trainline Investment Holdings Limited or their successors or assigns for the £100,000 of consideration payable, but withheld, by the Company under the Advanced Smartcard Technologies Share Purchase Agreement shall be made in the Completion Statement as a liability within Working Capital.

Part 5– Format of the Completion Statement

COMPLETION STATEMENT
Aggregation and Adjustment schedule
("As at Balance Sheet Date" figures to be brought forward from SCS, Bell and Ecebs sheets according to referencing letters E, F, G and H)

All figures in £'000s
	Working Capital [E]	Cash [F]	Debt [G]	Intercompany [H]

Company	X	X	X	X
Bell ID	X	X	X	X
Ecebs	X	X	X	X
Subtotal	X	X	X	X
Taxation (Schedule 7 Part 4 paragraph 12)	-	-	X	-
as at Balance Sheet Date:	X	X	X	X

Memorandum
Intercompany balances should reconcile (or be written off) to zero as per Schedule 7 Part 4

The Company
Balance sheet as at Balance Sheet Date

£'000s

1. WORKING CAPITAL
Trade Debtors		X
Provision for Bad Debts		(X)
Trade debtors	[A]	X

Prepayments		X
VAT		X
Other Debtors		X
Other current assets	[C]	X

Deferred Revenue		X
Trade Creditors		X
Other creditors		X
Accruals		X
Payroll taxes & Social Security		X
Current liabilities	[D]	X

[E] = [A + C - D]		X

2. CASH
Barclays Current (if positive)		X
UBS Deposit		X
UBS Euro Account		X
UBS Interest receivable		X
Barclays Deposit		X
Arbuthnot Latham		X
	[F]	X

3. DEBT
Current Account (if overdrawn)		X
Bank loans		X
Other loans and borrowings		X
2015 bonus costs		X
Transaction costs		X
	[G]	X

4. INTERCOMPANY
Treasury Loan from Ecebs		(X)
Treasury Loan from Bell		(X)
Other intercompany debtors		X
Other intercompany creditors		(X)
	[H]	X

Bell ID
Balance sheet as at Balance Sheet Date

		EUR 000s	£'000s

1. WORKING CAPITAL
Trade Debtors		X	X
Provision for Bad Debts		(X)	(X)
Trade debtors	[A]	X	X

Sales not invoiced - taken to P&L		X	X
Sales Invoiced - not taken to P&L		(X)	(X)
Cost of sales not invoiced (accrued) - taken to P&L		(X)	(X)
Cost of sales invoiced (prepaid) - not taken to P&L		X	X
Work in progress	[B]	X	X

Prepayments		X	X
Other Debtors		X	X
Other current assets	[C]	X	X

Trade Creditors		X	X
Maintenance - invoiced in advance		X	X
Accruals - Other costs		X	X
Other Creditors		X	X
V.A.T.		X	X
Payroll taxes & Social Security		X	X
Current liabilities	[D]	X	X

[E] = [A + B + C - D]		X	X

2. CASH
Cash (if net positive)		X	X
	[F]	X	X

3. DEBT
Cash (if net negative)		X	X
Bank loans		X	X
Other loans and borrowings		X	X
2015 bonus costs		X	X
Transaction costs		X	X
	[G]	X	X

4. INTERCOMPANY
Treasury deposit with SCS		X	X
Other intercompany debtors		X	X
Other intercompany creditors		(X)	(X)
	[H]	X	X

Ecebs Ltd
Balance sheet as at Balance Sheet Date
£'000s
1. WORKING CAPITAL
Trade Debtors		X
Provision for Bad Debts		(X)
Trade debtors	[A]	X

Accrued Income		X
Work in progress	[B]	X

Prepayments		X
Stock cards		X
Other Debtors		X
Other current assets	[C]	X

Trade Creditors		X
Deferred Revenue		X
Accruals - Other costs		X
SEFT/Cubic set up		X
Other Creditors		X
V.A.T.		X
Payroll taxes & Social Security		X
Current liabilities	[D]	X

[E] = [A + B + C - D]		X

2. CASH
Cash (if positive)		X
	[F]	X

3. DEBT
Cash (if net negative)		X
Bank loans		X
Other loans and borrowings		X
2015 bonus costs
Transaction costs		X
	[G]	X

4. INTERCOMPANY
Treasury deposit with SCS		X
Other intercompany debtors		X
Other intercompany creditors		(X)
	[H]	X

Schedule 8
Leasehold Properties

Property	Date of Lease	Original Parties	Current Tenant	Term	Current Rent	Rent Deposit	Outstanding Rent Reviews
5,770 square feet of the Ground Floor Premises,
Torus Building,
Scottish Enterprise Technology Part, East Kilbride (described by the Company as the Main Office). NB the premises which is the subject of this lease was extended from 4,145 square feet to 5,770 square feet by the variation dated 15 January 2016.

5 February 2007 and 30 March 2007 and registered in the Books of Council and Session on 5 April 2007.

A variation for the extension and addition of office space was signed on 15 January 2016 and effective from 18 January 2016.
		Speyroc Limited (Tenant) and Ecebs Limited (Sub-Tenant).	Ecebs Limited	Valid until 18 January 2027.	£83,664.00 per annum (exclusive of VAT).	None provided for in lease.	19 January 2022.

1,625 square feet of the Ground Floor Premises, Torus Building, Scottish Enterprise Technology Part, East Kilbride (described by the Company as the Atrium Office)	28 February 2008 and 6 March 2008, registered in the Books of Council and Session on 31 March 2008	Speyroc Limited (Tenant) and Ecebs Limited (Sub-Tenant).	Ecebs Limited	29 January 2016	£21,937.50 per annum (exclusive of VAT).	None provided for in lease.	Every fourth anniversary from 30 January 2012.
Stationsplein 45 A6.016, 3013 AK, Rotterdam, The Netherlands	1 January 2015	Groothandelsgebouwen N.V.; Groothandelsgebouwen Parking B.V.; and Bell Identification B.V.	Bell Identification B.V.	Seven years from 1 January 2015 until 31 December 2021.	Rent per annum is 356,019,80 Euros (including 21% VAT); rent is paid quarterly in advance	3 months = Euro 89,004.95 Euros (including 21% VAT)	None outstanding.

Schedule 9
Taxation
Part 1— Interpretation and Buyer Protections

1	Interpretation

1.1	In this schedule (unless the context otherwise requires):
Accounts Relief means any Relief which is treated as an asset in preparing the Relevant Accounts or is taken into account in computing (and so reducing or eliminating) any provision which appears, or which but for the presumed availability of the Relief would have appeared, in the Relevant Accounts
Actual Taxation Liability means a liability to make an actual payment of Taxation whether or not such Taxation is also or alternatively chargeable against or attributable to any other person
Buyer’s Group Relief means any Relief of the Buyer’s Group (other than the Company)
Buyer’s Relief means any:

(a)	Accounts Relief;

(b)	Post-Completion Relief; and

(c)	Buyer’s Group Relief
Company Account has the meaning in clause 10.3
CTA 2009 means the Corporation Tax Act 2009
CTA 2010 means the Corporation Tax Act 2010
Deemed Taxation Liability means:

(a)
the use or set off of a Buyer’s Relief in circumstances where but for such use or set off the Company would have an Actual Taxation Liability in respect of which the Buyer would have been able to make a claim against the Sellers under the Tax Covenant, in which event the amount of the Deemed Taxation Liability shall be the amount for which the Sellers would have been liable under the Tax Covenant in respect of such Actual Taxation Liability but for such use or set off

(b)	the Loss of an Accounts Relief, in which event the amount of the Deemed Taxation Liability shall be the Relevant Tax Proportion of:

(i)	where the Relief that is subject of the Loss is a deduction from, or credit or offset against, Tax, the amount of that Relief so lost;

(ii)
where the Relief that is the subject of the Loss is a deduction from or offset against income, profit or gains, the amount of Tax which but for such Loss would have been saved by virtue of the Relief so lost;

(iii)	where the Relief that is subject of the Loss is a repayment of Tax, the amount of the repayment that would have been obtained but for the Loss
Demand means any assessment, notice, letter, demand or other document issued or action taken by or on behalf of any Tax Authority or any form of return, computation, account, other document or self‑assessment required by law from which it appears that the Company is subject to, or is sought to be made subject to, or will or might become subject to, any Taxation Liability
Event means any event, transaction, act or omission including, without limitation, any change in the residence of any person for the purposes of any Tax and shall also include Completion
IHTA means the Inheritance Tax Act 1984
Loss means, in relation to a Relief, the loss, reduction, unavailability, modification, claw back, counteraction, non-existence, disallowance or cancellation of or failure to obtain all or part of that Relief and "lost" shall be construed accordingly
Post-Completion Relief means any Relief which arises in respect of an Event occurring, or a period ending, after Completion
Relevant Accounts means the Completion Statement
Relevant Accounts Date means Completion
Relevant Tax Proportion means, in respect of a Company:

(a)	499 divided by 999, where the Company is Accrington Technologies Limited;

(b)	50.01%, where the Company is Nevis Technologies Limited; and

(c)	100%, for any other Company
Relief means any loss, allowance, exemption, set off, deduction, credit, refund or other relief from or relating to any Taxation or to the computation of income, profits or gains for the purpose of any Taxation and any right to a repayment of Taxation
Tax or Taxation means:

(a)
any form of tax, and any levy, duty, impost, deduction, or withholding in the nature of tax and whether of the United Kingdom or elsewhere including, for the avoidance of doubt, employers NICs, social security and PAYE or any other equivalent taxes in jurisdictions outside the United Kingdom, but not including, in the United Kingdom, uniform business rates, water rates, community charge or council tax; and

(b)	all charges, surcharges, interest, penalties and fines relating to any taxation falling within paragraph (a) of this definition
Tax Authority means any authority or person, whether of the United Kingdom, part of the United Kingdom or elsewhere, competent to impose, assess or collect any Taxation
Tax Covenant means paragraph 2 of part 1
Taxation Liability means any Actual Taxation Liability and any Deemed Taxation Liability

VAT means:

(a)	within the European Union, any Tax imposed by any Member State in conformity with the Directive of the Council of the European Union or the common system of value added tax (2006) 112 (EC); and

(b)	outside the European Union, any Tax corresponding to, or substantially similar to, the common system of value added tax referred in paragraph (a) of this definition

1.2	In this schedule (unless the context otherwise requires):

(b)
references to any "income, profits or gains earned, accrued or received" (or to any similar expression) shall include any income, profits and gains which are deemed or treated, for any Tax purposes, as being, or having been, earned, accrued or received;

(c)
references to any income, profits or gains earned, accrued or received on or prior to a given date or time or by reference to or in respect of a specified period, shall include income, profits or gains which are deemed, for any Tax purposes, as being, or having been, earned, accrued or received on or before that date or time or in respect of that period, as the case may be;

(d)
references to any Event occurring or having occurred on or prior to a given date or time or by reference to or in respect of a specified period, shall include any Event which is deemed, for any Tax purposes, as occurring, or as having occurred on or before that date or time or in respect of that period, as the case may be;

(e)	reference to Company shall include each member of the Group, and the provisions of this schedule shall apply as if they were set out in full for each of those members;

(f)
references to parts are references to parts of this schedule and references to a paragraph shall, unless otherwise stated, be to a paragraph of this schedule and of the part in which the paragraph is contained.

1.3
In determining for the purposes of this schedule whether a charge on or power to sell, mortgage or charge any of the shares in or assets of the Company exists at any time, the fact that any amount of Taxation is not yet payable or may be paid by instalments shall be disregarded and such amount of Taxation shall be treated as becoming due and the charge or power to sell, mortgage or charge as arising on the date of the transfer of value or other Event on or in respect of which it becomes payable or arises, and the provisions of section 213 of the IHTA shall not apply.

2	Covenant by Warrantors

2.1
Subject to the provisions of paragraph 3 of this part and schedule 4 of the Deed, the Warrantors hereby covenant severally with the Buyer to pay to the Buyer an amount equal to his or her Relevant Warranty and Indemnity Proportion of:

(a)	the Relevant Tax Proportion of any Actual Taxation Liability of the Company arising as a result of or in connection with:

(i)	any Event having occurred on or before Completion; or

(ii)	any income, profits or gains earned, accrued or received on or before Completion; or

(iii)
the failure by any person connected with the Sellers for Tax purposes (where such connection arose prior to Completion) to pay or discharge any amount of Taxation for which such person was primarily liable; or

(b)	any Deemed Taxation Liability;

(c)
the Relevant Tax Proportion of any liability of the Company to make a payment in respect of Taxation to any person (other than to another company falling within the definition of the Company) under any indemnity, covenant, guarantee, charge, agreement or arrangement entered into on or before Completion;

(d)	the Relevant Tax Proportion of any Actual Taxation Liability in respect of inheritance tax which:

(i)	is at Completion a charge on, or gives rise to a power to sell, mortgage or charge, any of the shares or assets of the Company; or

(ii)
after Completion becomes a charge on, or gives rise to a power to sell, mortgage or charge, any of the shares or assets of the Company being an Actual Taxation Liability arising as a result of the death of any person within 7 years after a transfer of value (or a deemed transfer of value) if a charge on or power to sell, mortgage or charge any such shares or assets could, if the death had occurred immediately before Completion and the inheritance tax payable as a result thereof had not been paid, have existed at Completion; or

(iii)
arises as a result of a transfer of value occurring or being deemed to occur on or before Completion (whether or not in conjunction with the death of any person whenever occurring) which increased or decreased the value of the estate of the Company;

(e)
the Relevant Tax Proportion of any Actual Taxation Liability that is a liability of the Company to account for income tax or National Insurance contributions (NICs), whether arising before or after Completion, in respect of the grant, exercise, surrender, exchange or other disposal of an option or other right to acquire securities, or in respect of any acquisition, holding, variation or disposal of employment-related securities (as defined for the purposes of Part 7 of the Income Tax (Employment and Pensions) Act 2003) where the acquisition of the security or the grant of the option or other right to acquire the security occurred on or before Completion;

(f)
any Actual Taxation Liability of the Company under Part 7A of ITEPA 2003, whether arising before or after Completion, including any liability arising as a consequence of any payments or loans made to, any assets made available or transferred to, or any assets earmarked (however informally) for the benefit of any employee or former employee of the Company, or for the benefit of any relevant person, by an employee benefit trust (EBT) or another third party where the arrangement giving rise to the charge was entered into at a time when the third party was acting on the instructions of, or for the benefit of, the Sellers or an associate of any of the Sellers;

(g)	any third party costs, fees and expenses reasonably and properly incurred by the Buyer or the Company in connection with any such liability or amount as is referred to in any of paragraphs 2(a) to 2(f) inclusive or in successfully taking or defending any action under this schedule.

2	Limitations

2.1	The Warrantors shall not be liable under the covenant contained in paragraph 2 of this part, or for breach of any Tax Warranty, in respect of any Taxation Liability to the extent that:

(a)	provision or reserve is made for such Taxation Liability in the Relevant Accounts; or

(b)	such Taxation Liability was paid or discharged on or before the Relevant Accounts Date and such payment or discharge was reflected in the Relevant Accounts; or

(c)	any Relief (other than a Buyer’s Relief) is available to the Company to reduce or eliminate the Taxation Liability; or

(d)
such Taxation Liability arises as a result of, or in connection with, any actual (as opposed to deemed) income, profits or gains actually earned, accrued or received by the Company before the Relevant Accounts Date and not reflected in the Relevant Accounts but should have been so reflected; or

(e)
such Taxation Liability arises as a result of or in connection with a voluntary transaction, action or omission carried out or effected by the Company, the Buyer or any member of the Buyer's Group after Completion where such company or business knew (or ought reasonably to have known) that such transaction, action or omission would give rise to the Taxation Liability in question, except that this exclusion shall not apply where such transaction, action or omission:

(i)	is required by any legislation or other statutory requirement; or

(ii)	is carried out or effected pursuant to a legally binding obligation of the Company entered into on or before Completion; or

(iii)	is carried out by the Company in its ordinary course of business as conducted at Completion; or

(iv)	at the written request of the Sellers; or

(f)	such Taxation Liability arises or is increased as a result of or in connection with:

(i)	any change in the rates of Taxation; or

(ii)	any change in legislation, regulation or directive; or

(iii)
any change in the published practice of general application of, or published concession of general application operated by, any Tax Authority or withdrawal of any extra statutory or other concession previously made by any Tax Authority or change in interpretation of the law (whether or not as a result of any case law); or

in each case taking effect after Completion, except to the extent that such change was announced before Completion; or

(g)
such Taxation Liability arises as a result of a change to the date to which the Company makes up its accounts or changing any of its accounting policies or practices, in either case, after Completion, but excluding any change required to comply with any law or generally accepted accounting practices or principles applicable to the Company in force at Completion; or

(h)	such Taxation Liability would not have arisen but for:

(i)
the failure by the Company after Completion (other than at the written request of the Sellers) to make any such valid claim, election, surrender or disclaimer or to give any notice or consent the making, giving or doing of which was permitted by law, is taken into account in computing the provision for Tax in the Relevant Accounts and is notified to the Buyer in writing at least ten Business Days prior to the last date on which the claim, election, surrender, disclaimer, notice or consent can be made, given or done; or

(ii)	any failure by the Buyer to comply with its obligations under paragraphs 1 and 2 of part 3 but only to the extent such failure gives rises to a liability to any fine, penalty, interest or surcharge.

3	Payment

3.1
If the Sellers are or become liable to make a payment under paragraph 5 or the Tax Covenant in respect of an Actual Taxation Liability or a Deemed Taxation Liability falling within paragraph (a) of that definition, the Sellers shall pay such on or before the date 10 Business Days after the date of written notice from the Buyer of the amount which the Sellers are required to pay or, if later, the date 20 Business Days before the date on which the Actual Taxation Liability in question is, or as the case may be would have been, due for payment.

3.2
If the Sellers are or become liable to make a payment under the Tax Covenant in respect of any other amount not being an Actual Taxation Liability or a Deemed Taxation Liability falling within paragraph (b) of that definition, the Buyer will notify the Sellers in writing of the amount which the Sellers are required to pay and the Sellers shall pay such amount on or before the date:

(a)
in the case of a Deemed Taxation Liability falling within paragraph b(iii) of that definition, the later of the date upon which such repayment would have been payable and 20 Business Days after the date of such notice;

(b)
in the case of a Deemed Taxation Liability falling within paragraph (b) of that definition where the Accounts Relief unavailable is not a right to repayment of Taxation, the later of the date 20 Business Days before the date upon which any Taxation (which would have been saved but for such unavailability) is due for payment and 10 Business Days after the date of such notice;

(c)	in any other case, 10 Business Days after the date of such notice.

4	Gross-up

4.1	All sums payable by the Sellers under this Deed shall be paid:

(a)	without any counter claim or set-off; and

(b)	free and clear of all deductions or withholdings whatsoever, save only as may be required by law.

4.2
If any amount paid or due by the Sellers to the Buyer under this Deed results in a Taxation Liability of the Buyer, the Sellers covenant with the Buyer to pay the Buyer such further sum as will ensure that the net amount received and retained by the Buyer after such Taxation Liability is taken into account shall equal the full amount which would have been received and retained by the Buyer in the absence of such Taxation Liability.

4.3
If the Sellers are required to make any deduction or withholding from any payment due from the Sellers under this Deed, the amount so due shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Buyer receives, on the due date for such payment, a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made.

4.4	Paragraphs 4.2 and 4.3 shall not apply to the extent that the deduction, withholding or Taxation Liability would not have arisen but for:

(a)	the Buyer not being Tax resident in the United States or having some connection with a territory outside the United States or the United Kingdom; or

(b)	an assignment by the Buyer of any of its rights under this Deed.

4.5
In the event the Buyer becomes entitled to a Tax credit for any amount paid by the Sellers under paragraph 4.3 above (a Tax Saving), it shall take reasonable steps to obtain such Tax Saving and in the event the Buyer receives a Tax Saving it shall repay to the Sellers the amount of such saving less any reasonable costs or expenses properly incurred in obtaining such Tax Saving within 10 Business Days of so obtaining the Tax Saving.

Part 2 — Credit Mechanisms

1	Rebate

1.1
If the Buyer, the Company or any member of the Buyer's Group becomes aware that the Company is entitled to receive from any person (other than the Company, any member of the Buyer's Group, or the Sellers) a payment which would not have been payable but for any Actual Taxation Liability in respect of which the Sellers have made, or are liable to make, a payment under the Tax Covenant or in respect of the Tax Warranties it shall:

(a)	inform the Sellers of that entitlement in writing; and

(b)
subject to the Buyer and the Company first being indemnified by the Sellers against all reasonable losses, liabilities (including any additional Taxation Liability), interest, costs, damages and expenses which may thereby be incurred, procure that the Company shall take all reasonable steps (if requested in writing to do so by the Sellers) to receive such payment, provided that neither the Buyer nor the Company shall be required to take any action which would be materially prejudicial to its relationship with any Tax Authority.

1.2	If the Sellers make any such request as is referred to in paragraph 1.1(b) and the Company actually receives a payment as is referred to in paragraph 1.1 then:

(a)
in a case where the Sellers have already discharged their liability under the Tax Covenant or in respect of the Tax Warranties in respect of the Actual Taxation Liability referred to in paragraph 1.1, the Buyer shall repay to the Sellers a sum equal to the lesser of:

(i)
the Relevant Tax Proportion of the amount of any payment so received, after deduction there from of an amount equal to any reasonable costs, fees and expenses incurred in obtaining it (and not previously reimbursed by the Sellers to the Buyer) and any Taxation Liability incurred in respect of it or which would have been incurred but for the use of any Buyer’s Relief; and

(ii)	the amount paid by the Sellers under the Tax Covenant or in respect of the Tax Warranties in respect of the Actual Taxation Liability in question; and

(b)
in a case where the Sellers have not already discharged their liability under the Tax Covenant or in respect of the Tax Warranties in respect of the Actual Taxation Liability referred to in paragraph 1.1, an amount equal to the amount referred to in paragraph 1.2(a)(i) shall be set off against the Sellers liability.

2	Overprovisions

2.1
If the Buyer, the Company or any member of the Buyer's Group becomes aware that any provision for Taxation (not being a provision for deferred Tax) in the Relevant Accounts has proved to be an overprovision (other than in consequence of an Event occurring after Completion or the set off or utilization of any Buyer’s Relief) (Overprovision) it shall promptly inform the Sellers in writing of such Overprovision and its reasonable estimate of the amount of such Overprovision.

2.2
Without prejudice to the provisions or paragraph 6.1, the Buyer shall, at the written request of the Sellers, require the auditors of the Company (Auditors) to determine (as experts and not as arbitrators and at the expense of the Sellers) whether an Overprovision has arisen and, if so, the amount of such Overprovision. If the Auditors determine that there has proved to be such an Overprovision, the Relevant Tax Proportion of the amount of such Overprovision shall be dealt with in accordance with paragraph 2.3.

2.3	Where it is provided under paragraph 2.2 that any amount is to be dealt with in accordance with this paragraph:

(a)	the amount shall first be set off against any payment then due from the Sellers under the Tax Covenant or in respect of the Tax Warranties;

(b)
to the extent there is an excess after the application of paragraph 2.3(a) above, a refund shall be made to the Sellers of any previous payment made by the Sellers under the Tax Covenant or in respect of the Tax Warranties and not previously refunded under this paragraph 2 up to the amount of such excess; and

(c)	to the extent that the excess referred to in paragraph 2.3(b) is not exhausted thereunder, the remainder of that excess shall be promptly refunded to the Sellers.

2.4
Where such determination by the Auditors as is mentioned in paragraph 2.2 has been made, the Sellers or the Buyer may request the Auditors to review such determination (at the expense of the person making the request) in the light of all relevant circumstances, including any facts which have become known only since such determination, and to determine whether such determination remains correct or whether, in the light of those circumstances, the amount that was the subject of such determination should be amended.

2.5
If the Auditors determine under paragraph 2.4 that an amount previously determined should be amended, that amended amount shall be substituted for the purposes of paragraph 2.2,, in place of the amount originally determined and such adjusting payment (if any) as may be required by virtue of such substitution shall forthwith be made by the Sellers to the Buyer or, as the case may be, by the Buyer to the Sellers.

3	Corresponding Benefits

3.1
If the Buyer, the Company or any member of the Buyer's Group becomes aware that any Taxation Liability which has resulted in any sum having been paid by the Sellers under the Tax Covenant (such sum being the Relevant Amount), or the Event that gave rise to such Taxation Liability, has given or could reasonably give rise to a Relief which is not an Accounts Relief and which would not otherwise have arisen (a Windfall Relief), it shall promptly inform the Sellers in writing of such Windfall Relief and shall take reasonable steps to utilise such Relief.

3.2
The Buyer shall at the written request of the Sellers require the Auditors to determine (as experts and not as arbitrators and at the expense of the Sellers) whether a Windfall Relief has arisen and, if so, whether a liability of the Company to make an actual payment of Tax (not being a liability in respect of which the Sellers are liable to make a payment under the Tax Covenant or for a breach of the Tax Warranties) has been satisfied or avoided by the use of that Windfall Relief (Saving). If the Auditors determine that a Saving has arisen, the lesser of the Relevant Tax Proportion of the amount of such Saving and the Relevant Amount shall be dealt with in accordance with paragraph 3.3.

3.3	Where it is provided under paragraph 3.2 that any amount is to be dealt with in accordance with this paragraph 3.3:

(a)	the amount shall first be set off against any payment then due from the Sellers under the Tax Covenant or in respect of the Tax Warranties;

(b)
to the extent there is an excess after the application of paragraph 3.3(a) above, a refund shall be made to the Sellers of any previous payment made by the Sellers under the Tax Covenant or in respect of the Tax Warranties and not previously refunded under this paragraph 3 up to the amount of such excess; and

(c)	to the extent that the excess referred to in paragraph 3.3(b) is not exhausted thereunder, the remainder of that excess shall be promptly repaid to the Sellers.

4	Buyer's Covenant

4.1
The Buyer covenants with the Sellers to pay to the Sellers an amount equivalent to any Tax which the Sellers are required to pay as a result of a failure by the Company or any member of the Buyer's Group to discharge that Tax and for which it was primarily liable.

4.2	The covenant contained in paragraph 4.1 shall:

(a)	extend to any reasonable third party costs, fees and expenses reasonably and properly incurred in connection with such Tax or a claim under paragraph 4.1;

(b)
not apply to Tax to the extent the Buyer could claim payment in respect of it under the Tax Covenant (or would have been able to claim but for the limitations in paragraph 2.1 of part 1, except to the extent a payment has been made pursuant to any Tax Claim and the Tax to which it relates was not paid to the relevant Tax Authority by the company concerned);

4.3
Paragraph 3 of part 1 (due date of payment) and paragraph 1 of part 3 (conduct of claims) shall apply to the covenant contained in paragraph 4.1 as they apply to the covenants contained in paragraph 2 of part 1, replacing reference to the Sellers by the Buyer where appropriate and vice versa, and making any other necessary modification.

Part 3 — Procedure

1	Conduct of claims

1.1
If the Buyer, the Company or any member of the Buyer's Group becomes aware of any Demand which will or is reasonably likely to give rise to a liability of the Sellers under the Tax Covenant or in respect of the Tax Warranties the Buyer shall, but not as a condition precedent to the liability of the Sellers under the Tax Covenant or in respect of the Tax Warranties, promptly give written notice thereof to the Sellers' Representative. The Buyer shall give such notice to the Sellers' Representative within 15 Business Days of becoming aware of such Demand pursuant to this paragraph 1.1 provided that where a statutory time limit is applicable for responding to or appealing against the Demand, the Buyer shall give written notice of the Demand to the Sellers' Representative:

(a)	if the Buyer first became aware of such demand more than ten Business Days prior to the expiry of such time limit, no later than the tenth Business Day prior to its expiry; and

(b)	otherwise, the fifth Business Day after the Buyer first became aware of the Demand.

1.2
The Buyer shall, to the extent possible, procure that the Company shall take such action which it shall be reasonable for the Company to take and which the Sellers' Representative may by written notice given to the Buyer reasonably request to dispute, resist, appeal against, compromise or defend a Demand (any such action being an Action), provided always that:

(a)
in each case, the Buyer and the Company shall be indemnified by the Sellers against all reasonable losses, costs, damages, liabilities and expenses which may be incurred by the Buyer or the Company as a result of, or in taking the Action;

(b)
if on the expiry of a period of 25 Business Days commencing on the date of any notice given by the Buyer to the Sellers' Representative pursuant to paragraph 1.1, the Sellers' Representative shall not have given to the Buyer written notice pursuant to this paragraph 1.2 requesting any Action to be taken, the Buyer and the Company shall be entitled to deal with the Demand on such terms as they shall in their absolute discretion think fit, without prejudice to their rights and remedies under this schedule or in respect of the Tax Warranties;

(c)
the Buyer and the Company shall not be obliged to comply with any request of the Sellers' Representative which involves appealing, or otherwise taking any action in respect of, any Demand before any tribunal, court or any other appellate body (or contesting any determination in respect of any Demand by any tribunal, court or other appellate body) unless Tax counsel of at least five years’ call instructed by agreement between the Buyer and the Sellers (at the sole expense of the Sellers) advises in writing that such appeal has a reasonable prospect of success; and

(d)
the Buyer shall not be obliged to take any Action in relation to a Demand where any Tax Authority has established in writing a prima facie case that fraudulent conduct, or conduct involving dishonesty has been committed by the Sellers.

1.3	Subject to paragraph 1.2, the Buyer hereby undertakes to the Sellers that, in relation to any Action it shall, to the extent possible:

(a)	keep the Sellers' Representative informed of all matters relating to the Action and deliver to the Sellers' Representative copies of all documents and correspondence relating to the Action;

(b)
obtain the prior written approval of the Sellers' Representative (not to be unreasonably withheld or delayed) to the content and sending of written communications relating to the Action to a Tax Authority; and

(c)	obtain the prior written approval of the Sellers' Representative (not to be unreasonably withheld or delayed) to:

(i)	the settlement or compromise of the Demand which is the subject of the Action; and

(ii)	the agreement of any matter in the conduct of the Action which is likely to affect the amount of the Demand.

1.4
If there is a dispute between the Sellers and the Buyer as to whether or not any action requested by the Sellers' Representative under paragraph 1.2 is reasonable or whether or not the withholding or delay of any approval required pursuant to paragraph 1.3(b)or 1.3(c) is reasonable and the dispute is not resolved between the Sellers and the Buyer, such dispute shall be referred for determination to an independent member of the Chartered Institute of Taxation or to an independent accountant specialising in Tax matters, in either case, of at least 6 years' experience, appointed by agreement between the Sellers' Representative and the Buyer or (if they do not agree) upon the application made by either party to the President, for the time being, of the Chartered Institute of Taxation who shall also be authorised to determine how the costs of obtaining his opinion should be allocated between the parties hereto.

2	Tax computations

2.1	The Buyer covenants with the Sellers:

(a)
to keep the Sellers' Representative informed of all matters relating to the submission, negotiation and agreement of the corporation tax returns and computations of the Company for the accounting period ended 31 December 2015 (the Relevant Accounting Period);

(b)
that, to the extent possible, no such computations or returns nor any material correspondence relating to such computations or returns shall be transmitted to any Taxation Authority without first being submitted to the Sellers' Representative for its comments and the Buyer shall not unreasonably refuse to incorporate any reasonable comments of the Sellers' Representative.

2.2
If so requested by the Sellers' Representative in writing, the Buyer shall, to the extent possible, be obliged to procure that the Company makes or gives any return, claim, election, surrender and/or consent in relation to Taxation to the extent that, in computing any provision for Tax or deferred Tax which appears in the Relevant Accounts (or in eliminating any provision which would have so appeared), it was assumed that any such return, claim, election, surrender or consent would be made or given, provided that the Buyer and the Company shall not be obliged to make or give any such return, claim, surrender or consent that is not to the best of the Buyer or the Company’s knowledge correct and complete.

2.3
The Buyer shall, to the extent possible, procure that the Company provides the Sellers' Representative, at the expense of the Sellers, with such documents and information (including, without limitation, access to books, accounts, personnel and records), as the Sellers' Representative may reasonably require in writing, in connection with its rights pursuant to this paragraph 8.

2.4
In respect of the accounting period of the Company ended 31 December 2016 (Straddle Period) the Buyer shall, to the extent possible, procure that the corporation tax returns of the Company shall be prepared on the basis which is consistent with the manner in which corporation tax returns of the Company are or have been prepared for all accounting periods ended prior to Completion.

2.5
The Buyer shall, to the extent possible, procure that the Company keeps the Sellers' Representative fully informed of the Taxation affairs of the Company in respect of the Straddle Period and shall provide the Sellers' Representative with copies of all relevant documents and shall not submit any correspondence or submit or agree any return or computation for such period, to any Taxation Authority without first being submitted to the Sellers' Representative for its comments and the Buyer shall not unreasonably refuse to incorporate any reasonable comments of the Sellers' Representative insofar as they relate to the portion of the Straddle Period before Completion.

2.6	The provisions of paragraph 1 shall apply in priority to the provisions of this paragraph 2.

Part 4 — Taxation Warranties
For the purposes of this Part, a reference to any English statute, statutory provision or type of Tax will, for any jurisdiction other than England and Wales, include a reference to the statute, statutory provision or type of Tax which most nearly corresponds to it in that jurisdiction.

1	Provision in the Accounts
All liabilities of the Company for Taxation by reference to, or in consequence of, any income, profits or gains earned, accrued or received on or before the Accounts Date or any Event which occurred on or before the Accounts Date are properly provided for in the Accounts.

2	Compliance

2.1
Within the last six years, the Company has properly made all returns and computations and supplied all other information in relation to Taxation which it is or has been required to make or supply and all such returns, computations and information were and remain materially complete and accurate and were made or supplied punctually.

2.2	The Company is not involved in any current dispute with any Tax Authority and, so far as the Sellers are aware, there are no facts which are likely to give rise to any such dispute.

2.3
The Company is not and has not at any time within the last six years been liable to pay any penalty, fine, surcharge or interest in relation to Taxation which in aggregate exceeds £10,000 and, so far as the Sellers are aware, there are no facts which are likely to cause it to become liable to pay any such penalty, fine, surcharge or interest which in aggregate exceed £10,000.

2.4	The Company has duly and punctually complied with all its obligations to deduct Taxation from payments made by it and to account for such Taxation to any Tax Authority.

2.5
The Company has sufficient records relating to past events, including any elections made, to calculate the Tax liability or Relief which would arise on any disposal or on the realisation of any asset owned at the Accounts Date by the Company or acquired by any the Company since that date but before Completion.

2.6
The amount of Tax chargeable on the Company during any accounting period ended on or within six years before the Accounts Date has not, to any material extent, depended on any concession, agreement or other formal or informal arrangement with any Tax Authority or any other treatment which has been constructed as state aid.

2.7	The Company has not been a party to any transaction forming part of notifiable arrangements (as defined for the purposes of Part 7 Finance Act 2004 (Disclosure of Tax Avoidance Schemes)).

2.8
The Company has not received a follower notice under section 204 Finance Act 2014, or an accelerated payment notice under section 219 Finance Act 2014, and there are no circumstances which make it likely that either such notice will be issued.

2.9	The Company has not made an election under section 357A CTA 2010 (Election for special treatment of profits from patents etc).

2.10	The payment of the Purchase Price to the Sellers will not give rise to any obligation to account for National Insurance Contributions or incomes tax and/or PAYE.

2.11
Bell ID LLC is and has been since its creation treated as a disregarded entity for US Tax purposes and no election has been or will be made prior to Completion to treat this entity as other than a disregarded entity (e.g. as a corporation or a partnership) for US Tax purposes.

2.12	The Company has not been involved in any reportable, listed or similar transactions as defined for US Tax purposes.

2.13	The Company has never been, and the Company will not be prior to Completion, a “controlled foreign corporation” within the meaning of section 957 of the U.S. Internal Revenue Code of 1986, as amended.

2.14
The Company has never been, and the Company will not be prior to Completion, a “passive foreign investment company” within the meaning of section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

3	Close companies

3.1	The Company has not:

(a)	since the Accounts Date done anything so as to give rise to an assessment or any charge to Tax, under section 455 CTA 2010 (as extended by section 460 CTA 2010);

(b)	within the last six years been a close investment-holding company as defined in section 34 CTA 2010; or

(c)	within the last six years been a party to an arrangement to which section 375 CTA 2009 (late interest) or section 409 CTA 2009 (discounted securities) applies.

4	Distributions and payments

4.1	The Company has not been concerned in any exempt distribution within the meaning of section 1075 CTA 2010.

4.2	The Company has not received any dividend or other distribution which was not exempt from the charge to corporation tax under section 931A(3) CTA 2009.

5	Branch Election

5.1	The Company has not made any election under section 18A CTA 2009.

6	Group transactions

6.1
The Company has not at any time within the last 6 years acquired any asset from any company (other than a company falling within the definition of Company) which at the time of the acquisition was a member of the same group of companies as defined in section 170 TCGA.

6.2	The Company has not within the last six years made any election under section 171A or 179A TCGA or section 792 CTA 2009.

7	Inheritance Tax

7.1
There is no outstanding HM Revenue & Customs charge (as defined in section 237 IHTA) over any asset of the Company or over any of the Shares and, so far as the Sellers are aware, there are no circumstances in which such a charge could arise.

7.2
There are in existence no circumstances by virtue of which any such power as is mentioned in section 212 IHTA could be exercised in relation to any asset of the Company or to any of the Shares or by virtue of which any such power could be exercised but for the provisions of section 204(6) IHTA.

8	VAT

8.1
The Company is a taxable person for the purposes of VAT and is duly registered for VAT and has been so registered at all times that it has been required to be registered for the purpose of the VAT legislation. Such registration is not subject to any conditions imposed by or agreed with a Tax Authority.

8.2	The Company is not and has never been a member of a group for the purpose of VAT legislation, and has not applied for such treatment.

8.3
Within the last three years the Company has not been subject to any penalty liability notice, written warning of failure to comply, surcharge liability notice or requirement to give security as a condition of making taxable supplies.

8.4
The Company has not registered in any country other than their jurisdiction of Tax Residence, and is not required to register, for VAT purposes (or for the purposes of any similar tax on added value or turnover, for the avoidance of doubt, including sales and use taxes within the United States) in any other country.

9	Residence
The country which is given in schedule 2 as the Tax Residence of the Company is the only jurisdiction in which the Company is resident for Tax purposes and the Company has never been treated as resident in any other jurisdiction for Tax purposes (including under a double taxation agreement).

The Company does not have any permanent establishments or pay Tax on income, profits or gains in any jurisdictions other than the country which is given in schedule 2 as its Tax Residence.

10	Stamp duty and stamp duty reserve tax

10.1
All documents on which stamp duty or any other transfer, registration or documentary Tax or duty is chargeable and which are in the possession of the Company or by virtue of which the Company has any right have been duly stamped (or, as the case may be, such transfer, registration or documentary Tax or duty has been duly paid).

10.2	Since the Accounts Date the Company has not incurred any liability to pay stamp duty reserve tax.

10.3	Since the Accounts Date the Company has not incurred any liability to pay stamp duty land tax.

11	Duties, etc.
All VAT, import duty and other Tax payable to a Tax Authority upon the importation of goods and all excise duties payable to any Tax Authority in respect of any assets (including trading stock) imported, owned or used by the Company have been paid in full.

Schedule 10
Buyer Warranties

1	The obligations undertaken by the Buyer under this Deed and the other Transaction Documents to which the Buyer is to be a party are legally binding on the Buyer.

2
The Buyer is a company duly incorporated and validly existing under the laws of the State of Delaware, USA and has the full legal power and authority to enter into and perform, and has taken all necessary corporate action to authorise the execution and performance of, its obligations under this Deed and any other Transaction Document to which it is a party.

3	In relation to the Buyer and each member of the Buyer's Group:

(a)
no order has been made and no resolution has been proposed or passed for the winding up of or for a provisional liquidator to be appointed in respect of any of them and no petition has been presented for the purpose of winding up any of them;

(b)
no administration order has been made in respect of any of them and no petition or other application to the court for such an order has been presented or made and no administrator has been appointed (or notice of intention so to appoint filed in court) in respect of any of them;

(c)	no receiver (which expression will include an administrative receiver) has been appointed in respect of any of them or in respect of all or any material part of their respective assets;

(d)	no voluntary arrangement has been proposed under section 1 of the Insolvency Act 1986 in respect of any of them;

(e)	no distress, execution or other process has been levied or threatened in respect of any of their respective assets.

4
The Buyer has available cash or loan facilities which will at Completion provide in immediately available funds the necessary cash resources to meet its obligations under this Agreement and, in the case of loan facilities, they involve no material pre-conditions and the Buyer will be able to satisfy all conditions of drawdown to such loan facilities at or before Completion.

Schedule 11
Interpretation and definitions

1	Interpretation

1.1	General
In this Deed, unless the context otherwise requires:

(a)	references to clauses and schedules are to clauses of, and schedules to, this Deed respectively;

(b)	a reference in a schedule or part of a schedule to paragraphs are to paragraphs of the schedule or part of a schedule in which the reference appears;

(c)	references to this Deed include its recitals and schedules;

(d)	references to this Deed or any other document are to this Deed or that document as amended from time to time;

(e)
references to writing include any method of reproducing words in a legible and non-transitory form, including fax, but exclude any other electronic form (as defined in section 1168 Companies Act 2006);

(f)	references to times of the day are to London time;

(g)	references to one gender include all genders;

(h)	references to the singular include the plural and vice versa;

(i)	references to a person include any individual, firm, company, government, state, state agency, partnership, association or other body (with or without separate legal personality);

(j)	references to a company include any company, corporation or body corporate, wherever incorporated or established;

(k)
references to any document being in the agreed form means that document in the form agreed between the Buyer and the Sellers' Representative and, for the purposes of identification, signed or initialled by or on behalf of the Buyer and the Sellers' Representative;

(l)
the expressions holding company, parent undertaking, subsidiary, subsidiary undertaking and wholly-owned subsidiary will have the meanings given to them in the Companies Act 2006 (in each case ignoring any security existing over shares in the relevant undertaking);

(m)	the word will shall be deemed to impose obligations in the same way as if the word shall had been used in its place;

(n)
the words other, includes, including, in particular and words of similar effect will not limit any general words which precede them and any words which follow them will not be limited in scope to the same class as the preceding words;

(o)	a person will be deemed to be connected with another person if the person is connected with such other person within the meaning of sections 1122 and 1123 Corporation Taxes Act 2010; and

(p)	references to a party will include his/its successors in title and permitted assigns.

1.2	Statutory references
In this Deed, unless the context otherwise requires, a reference to a statute or statutory provision includes:

(a)	a reference to any subordinate legislation made under that statute or statutory provision;

(b)	any past statute or statutory provision which that statute or statutory provision has replaced (directly or indirectly and whether with or without modification); and

(c)	that statute or statutory provision as from time to time amended, modified, consolidated or re-enacted (whether before or after the date of this Deed), save to the extent that any amendment, modification, consolidation or re-enactment made after the date of this Deed would increase or alter the liability of any party under this Deed.

1.3	Several liability
All obligations of the Sellers under this Deed are several unless expressly stated to the contrary.

1.4	Overseas legal terms and references to statutes or statutory provisions

(a)	A reference to any English legal term will, for any jurisdiction other than England and Wales, include a reference to the term or concept which most nearly corresponds to it in that jurisdiction.

(b)
A reference to any English statute or statutory provision will, for any jurisdiction other than England and Wales, include a reference to the statute or statutory provision which most nearly corresponds to it in that jurisdiction.

1.5	Headings
The headings and contents table in this Deed are for convenience only and do not affect its interpretation.

1.6	Conflicting provisions
If there is a conflict or inconsistency between any clause and any schedule, the clause prevails.  For this purpose, an omission (whether deliberate or inadvertent) is not, by itself, to be construed as giving rise to a conflict or inconsistency.

2	Definitions

2.1	In this Deed, unless the context otherwise requires:
Accounts means the audited consolidated accounts for the Company, its subsidiaries and its subsidiary undertakings, in each case for the financial year ended on the Accounts Date

Accounts Date means 31 December 2014
Accrington means Accrington Technologies Limited, the details of which are set out in part 2 of schedule 2

Accrington Debenture means the debenture entered into by Accrington in favour of MPTE and dated 1 October 2004 in respect of the Accrington Facility Agreement;

Accrington Escrow Agreement means the Escrow Agreement between Accrington, Ecebs, MPTE and NCC Escrow International Limited dated 1 October 2004

Accrington Facility Agreement means the Facility Agreement entered into between by Accrington and MPTE and dated 1 October 2004, under which MPTE made a loan facility of £479,000 available to Accrington
Accrington Joint Venture Agreement means the Joint Venture Agreement entered into by MPTE and Ecebs, relating to the Accrington joint venture for the development of smartcard technology, which is dated 1 October 2004
Accrington Software Development Agreement means the Software Development Agreement entered into by Accrington and Ecebs and dated 1 October 2004
Actual Taxation Liability has the meaning given in part 1 of schedule 9
Advanced Smartcard Technologies Share Purchase Agreement means the share sale agreement executed between Trainline Investments Holdings Limited (company number: 05776685) and the Company, relating to the sale and purchase of the entire issued share capital of Advanced Smartcard Technologies Limited (company number: SC293461) and dated 13 November 2012
Auditors means the auditors of the Company, being the Sargeant Partnership of 5 White Oak Square, London Road, Swanley, Kent BR8 7AG
Authority means any local, national or multinational governmental authority or other public or regulatory body which has jurisdiction over the Business, or (where the context requires) any decision, consent or licence which is required to be granted by any such person for the carrying on of the Business, and Authorities will be construed accordingly
Base Completion Working Capital has the meaning given in part 1 of schedule 7
Black Duck Report means the reports addressed to the Buyer by Black Duck Software Inc. in relation to the Group’s use of Open Source Software
Business means the business carried on by the Group as at Completion
Business Day means any day on which banks are open for business in London (excluding Saturdays, Sundays and public holidays)
Business Information means all information (in whatever form held) relating to the Business, including (without limitation) all: (i) formulas, designs, specifications, drawings, manuals and instructions; (ii) customer lists, sales, marketing and promotional information; (iii) business plans and forecasts; and (iv) all accounting and tax records, correspondence, orders and inquiries

Buyer Account has the meaning given in clause 10.6
Buyer's Group means the Buyer, any subsidiary or subsidiary undertaking of the Buyer (including, following Completion, each Group Company), any holding company of the Buyer and any subsidiary or subsidiary undertaking of any holding company of the Buyer, in each case for the time being and member of the Buyer's Group will be construed accordingly
Buyer Warranties means the warranties given by the Buyer under clause 5.4 and as set out in schedule 10
Cash has the meaning given in part 1 of schedule 7
Claims has the meaning given in paragraph 1 of schedule 5
Company means Smart Card Software Limited, further details of which are set out in part 1 of schedule 2
Company Account has the meaning given in paragraph 10.3
Competition Laws has the meaning given in paragraph 13.2(c) of schedule 4
Completion means completion of the sale and purchase of the Shares under this Deed
Completion Date means the date on which each party has satisfied its obligations in schedule 3 (unless such obligations have been waived by agreement in writing between the parties)
Completion Statement has the meaning given in part 1 of schedule 7 draft Completion Statement has the meaning given in paragraph 3 of part 3 of schedule 7
Confidential Business Information means Business Information of the Group which is confidential and not publicly available
Consultant Option Holders means Sean Curran, Christopher Harvey and Grant Evans
Contract Based Schemes has the meaning given in paragraph 7 of schedule 4f
CTA 2010 has the meaning given in part 1 of schedule 9
Data Protection Laws has the meaning given in paragraph 8.5 of schedule 4
Data Room means the electronic data room prepared in connection with the transaction contemplated by this Deed and administered by Warners as at 20 January 2016 and contained on CD/USB initialled by both the Buyer and the Sellers’ Representative
Data Room Documents means the documents relating to the Business uploaded in the Data Room
Debt has the meaning given in part 1 of schedule 7
Delivery Date has the meaning given in part 3 of schedule 7
Disclosed Schemes has the meaning given in paragraph 7 of schedule 4
Disclosure Bundle Document has the meaning given to it in the Disclosure Letter

Disclosure Letter means the letter dated the same date as this Deed from the Sellers to the Buyer relating to the Warranties
Ecebs means Ecebs Limited, the details of which are set out in part 2 of schedule 2
Effective Time has the meaning given in part 1 of schedule 7
Effective Time Cash has the meaning given in part 1 of schedule 7
Effective Time Debt has the meaning given in part 1 of schedule 7
Effective Time Working Capital has the meaning given in part 1 of schedule 7
EFTPOS and TCH Sum has the meaning given in part 1 of schedule 6
EFTPOS and TCH Retention Period has the meaning given in part 1 of schedule 6
EHS Laws means to the extent that they are legally binding and in force in the relevant jurisdiction(s) in which the Business is carried on at Completion all:

(a)	supranational, national, European Union, federal, state or local statutes, directives, regulation, legislation, subordinate legislation and other laws and

(b)	common laws or civil codes
to the extent that they relate to the protection of the environment from pollution or the protection of human health and safety in the workplace or they provide remedies in relation to pollution of the environment or harm to worker health or safety (save to the extent that the same relate to land use planning)
EHS Permits means any permit, licence or consent required under EHS Laws
Employee Option Holders means Gini Lindsay, Todd Freyman and Hugo Crawford
Employees has the meaning given in paragraph 6.1(a) of schedule 4
Escrow Agent has the meaning given in paragraph part 1 of schedule 6
Escrow Agreement has the meaning given in part 1 of schedule 6
Expenses has the meaning given in paragraph 1.1 of schedule 5
Fundamental Claims has the meaning given in paragraph 1 of schedule 5
Fundamental Warranties means the warranties contained in clause 2.4 and paragraph 1 of Schedule 4
Further Review Period has the meaning given in paragraph 5.4 of part 3 of schedule 7
Group means the Company and each of its subsidiaries and subsidiary undertakings listed in part 2 of schedule 2 and Group Company will be construed accordingly
Group IP means all Intellectual Property owned or otherwise used by the Group in connection with the Business

Group Products means all products and service offerings that are being marketed, offered, sold, distributed, made commercially available or otherwise provided to customers by a member of the Group, in each case at the Completion Date
Heads of Terms Date means 27 November 2015
Indemnified IP Warranties has the meaning given in clause 5.5
Indemnities means the indemnities given under clauses 5.5 and 6
Indemnity Claim has the meaning given in paragraph 1 of schedule 5
Information Technology means hardware (being computer, telecommunications and network equipment) and software
Intellectual Property means patents, rights in designs, trade marks and service marks, copyrights (including rights in computer software), database rights, topography rights and rights in and to confidential information, know-how and trade secrets, domain names (whether or not any of these is registered and including applications for registration of any of the foregoing) and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of these which may subsist anywhere in the world (including, in all cases, in relation to computer software)
Lease Agreements has the meaning given in paragraph 3.1(b) of schedule 4
Life Assurance Scheme has the meaning given in paragraph 7 of schedule 4
Management Accounts means the unaudited management accounts relating to the Group for the period from 1 January 2015 to 31 December 2015, a copy of which is attached to the Disclosure Letter
Material Contracts means the contracts entered into by the Group with each of its Material Customers and Material Suppliers
Money Purchase Benefits has the meaning given in paragraph 7 of schedule 4
MPTE means Merseyside Passenger Transport Executive
New Process Agent has the meaning given in clause 25.1(c)
Non-contractual Assurance has the meaning given in clause 17.3
Notice has the meaning given in clause 11.1
Open Source Software means any software which is available, together with its source code, under the terms of an open source licence, such licence allowing users of the software to study, modify, develop and redistribute the software as they wish, provided that any software they create using the Open Source Software is licensed on the same terms. Open Source Software includes, without limitation, software licensed under the “General Public Licence” or any licence which is substantially similar in operation to the General Public Licence (including, for the avoidance of doubt, the Creative Commons Licence, Open Database licence, Apache Licence, Mozilla Public Licence or the Lesser General Public Licence)

Options means the options granted by the Company to certain consultants and employees of the Group to acquire an aggregate of 730,000 ordinary shares in the share capital of the Company
Option Exercise Price has the meaning given in clause 3.6
Option Holders means the holders of the Options, being the Employee Option Holders and the Consultant Option Holders, as set out in part 2 of schedule 1
Option Tax Liability means the amount of income tax and social security contribution liability incurred by the relevant Employee Option Holder on the exercise of that Employee Option Holder's Option or the payment of the Purchase Price
Permitted Security Interests has the meaning given in paragraph 5.1 of schedule 4
Policies has the meaning given in paragraph 12.1(a) of schedule 4
Post-Termination Provisions means the provisions in clauses 11, 12, 13, 15, 16, 17, 18, 19, 20, 21, 23, 24 and 25 and, to the extent necessary to give effect to those provisions, schedule 11 (Interpretation and definitions)
Price Adjustment Experts has the meaning given in paragraph 6.1(b) of part 3 of schedule 7
Process Agent has the meaning given in clause 25.1(a)
Properties means the leasehold properties, details of which are set out in schedule 8 (Leasehold Properties) respectively and Property means any of them and, in each case, includes each and every part of, and any building on, the relevant Property
Proprietary Software means the software referred to in Disclosure Bundle Documents 30 and 31
Purchase Price has the meaning given in clause 3.1
Purchase Price Adjustment has the meaning given in clause 2.1 of part 2 of schedule 7
Qualifying Counsel has the meaning given in part 1 of schedule 6
Relevant Benefits has the meaning given in paragraph 7 of schedule 4
Relevant Proportion means in respect of each Seller means his 'Relevant Proportion' as set out in column (6) of part 1 of Schedule 1
Relevant Warranty and Indemnity Proportion means in respect of each Warrantor his ‘Relevant Warranty and Indemnity Proportion’ as set out in column (3) of part 3 of schedule 1
Relevant Surrender has the meaning given in part 1 of schedule 9
Restricted Area has the meaning given in clause 6.1
Restricted Period has the meaning given in clause 6.1
Restricted Person has the meaning given in clause 6.1
Restricted Services has the meaning given in clause 6.1

Retention Account has the meaning given in part 1 of schedule 6
Retention Claim has the meaning given in paragraph 5.2(a) of part 2 of schedule 6
Retention Claim Amount has the meaning given in paragraph 5.2(b) of part 2 of schedule 6
Retention Period has the meaning given in part 1 of schedule 6
Retention Sum has the meaning given in part 1 of schedule 6
Review Period has the meaning given in paragraph 4 of part 3 of schedule 7
Sanctions means

(a)	United Nations sanctions imposed pursuant to any United Nations Security Council Resolution;

(b)	U.S. sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury;

(c)
EU restrictive measures implemented pursuant to any EU Council or Commission Regulation or Decision adopted pursuant to a Common Position in furtherance of the EU's Common Foreign and Security Policy; and

(d)	UK sanctions (i) enacted by statutory instrument pursuant to the United Nations Act 1946 or the European Communities Act 1972; and/or (ii) administered or enforced by Her Majesty’s Treasury of the UK
Sanctioned Country means any country or territory that is the subject of country-wide or territory-wide Sanctions
Security Interest means any claim, mortgage, lien, pledge, charge, encumbrance, hypothecation, trust, right of pre-emption or other third party right or interest
Seller Account has the meaning given in clause 10.1
Sellers' Representative has the meaning given in clause 12.1
Sellers' Solicitors means Addleshaw Goddard LLP of Milton Gate, 60 Chiswell Street, London EC1Y 4AG
Shares means the 43,098,000 ordinary shares of £0.00005 each held by the Sellers whose details are set out in part 1 of schedule 1 and the 730,000 ordinary shares of £0.00005 each issued on the exercise of the Options immediately prior to Completion to the Option Holders, which together comprise the whole of the issued share capital of the Company at Completion
Standard Software has the meaning given in paragraph 8.4(a) of schedule 4
Tax Authority has the meaning given in part 1 of schedule 9
Tax and Taxation have the meanings given in part 1 of schedule 9
Tax Claim has the meaning given in paragraph 1 of schedule 5

Tax Covenant means the tax covenant set out in part 2 of schedule 9
Tax Warranties means the warranties set out in Part 4 of schedule 9
Third Party Claim has the meaning given in paragraph 1 of schedule 5
Third Party IP Claim has the meaning given in paragraph 1 of schedule 5
Third Party Recovery has the meaning given in paragraph 14 of schedule 5
Third Party Software Indemnity Claim has the meaning given in paragraph 1 of schedule 5
Transaction Documents means this Deed, the Disclosure Letter, the Escrow Agreement and any other documents referred to in this Deed as being in the agreed form and any document from time to time entered into under or in connection with this Deed
UOB and Paypal Sum has the meaning given in part 1 of schedule 6
UOB and Paypal Retention Period has the meaning given in part 1 of schedule 6
Warranties means the warranties given under clause 5 and set out in schedule 4 (other than the warranties contained at clause 2.4 and paragraph 1 of Schedule 4). For the avoidance of doubt, this does not include any Fundamental Warranty or Tax Warranty
Warranty Claim has the meaning given in paragraph 1 of schedule 5
Warranty, Indemnity and Completion Statement Sum has the meaning given in part 1 of schedule 6
Warranty, Indemnity and Completion Statement Retention Period has the meaning given in part 1 of schedule 6
Warrantors means those Sellers listed in part 3 of schedule 1 (The Sellers)
Working Capital has the meaning given in part 1 of schedule 7

Executed as a deed by PATRICK CURRAN in the presence of	)
	)	/s/ Patrick Curran
	)	.......................................................................
/s/ Elle Catrall
.......................................................................
Signature of witness
Name Elle Catrall
............................................................
Address Addleshaw Goddard LLP, 60 Chiswell Street, London EC1Y, 4AG
........................................................

.......................................................................

Executed as a deed on behalf of the P CURRAN FAMILY TRUST 2016

By PATRICK CURRAN	)
in the presence of	)	/s/ Patrick Curran
/s/ Elle Catrall	)	.......................................................................
.......................................................................
Signature of witness
Name Elle Catrall
............................................................
Address Addleshaw Goddard LLP, 60 Chiswell Street, London EC1Y, 4AG
........................................................

.......................................................................

- and -

By SEAN CURRAN	)
in the presence of	)	/s/ Sean Curran
/s/ Jade Johns	)	.......................................................................
.......................................................................
Signature of witness
Name Jade Johns
............................................................
Address
........................................................

.......................................................................

Executed as a deed by OLIVER BURKE in the presence of	)
	)	/s/ Patrick Curran
	)	.......................................................................
/s/ Elle Catrall
.......................................................................
Signature of witness
Name Elle Catrall
............................................................
Address Addleshaw Goddard LLP, 60 Chiswell Street, London EC1Y, 4AG
........................................................

.......................................................................

Executed as a deed by MARTIN COX in the presence of	)
	)	/s/ Patrick Curran
	)	.......................................................................
/s/ Elle Catrall
.......................................................................
Signature of witness
Name Elle Catrall
............................................................
Address Addleshaw Goddard LLP, 60 Chiswell Street, London EC1Y, 4AG
........................................................

.......................................................................

Executed as a deed by DAVID CURRAN in the presence of	)
	)	/s/ Patrick Curran
	)	.......................................................................
/s/ Elle Catrall
.......................................................................
Signature of witness
Name Elle Catrall
............................................................
Address Addleshaw Goddard LLP, 60 Chiswell Street, London EC1Y, 4AG
........................................................

.......................................................................

Executed as a deed by CHRISTOPHER HARVEY in the presence of	)
	)	/s/ Patrick Curran
	)	.......................................................................
/s/ Elle Catrall
.......................................................................
Signature of witness
Name Elle Catrall
............................................................
Address Addleshaw Goddard LLP, 60 Chiswell Street, London EC1Y, 4AG
........................................................

.......................................................................

Executed as a deed by BERNARD MCMAHON in the presence of	)
	)	/s/ Patrick Curran
	)	.......................................................................
/s/ Elle Catrall
.......................................................................
Signature of witness
Name Elle Catrall
............................................................
Address Addleshaw Goddard LLP, 60 Chiswell Street, London EC1Y, 4AG
........................................................

.......................................................................

Executed as a deed by DAVID ORME in the presence of	)
	)	/s/ Patrick Curran
	)	.......................................................................
/s/ Elle Catrall
.......................................................................
Signature of witness
Name Elle Catrall
............................................................
Address Addleshaw Goddard LLP, 60 Chiswell Street, London EC1Y, 4AG
........................................................

.......................................................................

Executed as a deed by IGNATIUS PETERS in the presence of	)
	)	/s/ Patrick Curran
	)	.......................................................................
/s/ Elle Catrall
.......................................................................
Signature of witness
Name Elle Catrall
............................................................
Address Addleshaw Goddard LLP, 60 Chiswell Street, London EC1Y, 4AG
........................................................

.......................................................................

Executed as a deed by LEONARD SMITH in the presence of	)
	)	/s/ Patrick Curran
	)	.......................................................................
/s/ Elle Catrall
.......................................................................
Signature of witness
Name Elle Catrall
............................................................
Address Addleshaw Goddard LLP, 60 Chiswell Street, London EC1Y, 4AG
........................................................

.......................................................................

Executed as a deed by EDWARD STRANG in the presence of	)
	)	/s/ Patrick Curran
	)	.......................................................................
/s/ Elle Catrall
.......................................................................
Signature of witness
Name Elle Catrall
............................................................
Address Addleshaw Goddard LLP, 60 Chiswell Street, London EC1Y, 4AG
........................................................

.......................................................................

Executed as a deed by GREG STROHFELDT in the presence of	)
	)	/s/ Patrick Curran
	)	.......................................................................
/s/ Elle Catrall
.......................................................................
Signature of witness
Name Elle Catrall
............................................................
Address Addleshaw Goddard LLP, 60 Chiswell Street, London EC1Y, 4AG
........................................................

.......................................................................

Executed as a deed by HENDRIK WELLEN in the presence of	)
	)	/s/ Patrick Curran
	)	.......................................................................
/s/ Elle Catrall
.......................................................................
Signature of witness
Name Elle Catrall
............................................................
Address Addleshaw Goddard LLP, 60 Chiswell Street, London EC1Y, 4AG
........................................................

.......................................................................

Executed as a deed by JOHANNES WELLEN in the presence of	)
	)	/s/ Patrick Curran
	)	.......................................................................
/s/ Elle Catrall
.......................................................................
Signature of witness
Name Elle Catrall
............................................................
Address Addleshaw Goddard LLP, 60 Chiswell Street, London EC1Y, 4AG
........................................................

.......................................................................

Executed as a deed by ADAM PEACOCK in the presence of	)
	)	/s/ Patrick Curran
	)	.......................................................................
/s/ Elle Catrall
.......................................................................
Signature of witness
Name Elle Catrall
............................................................
Address Addleshaw Goddard LLP, 60 Chiswell Street, London EC1Y, 4AG
........................................................

.......................................................................

Executed as a deed by BARBARA PEACOCK in the presence of	)
	)	/s/ Patrick Curran
	)	.......................................................................
/s/ Elle Catrall
.......................................................................
Signature of witness
Name Elle Catrall
............................................................
Address Addleshaw Goddard LLP, 60 Chiswell Street, London EC1Y, 4AG
........................................................

.......................................................................

Executed as a deed by DAVID PEACOCK in the presence of	)
	)	/s/ Patrick Curran
	)	.......................................................................
/s/ Elle Catrall
.......................................................................
Signature of witness
Name Elle Catrall
............................................................
Address Addleshaw Goddard LLP, 60 Chiswell Street, London EC1Y, 4AG
........................................................

.......................................................................

Executed as a deed by ZAOUNI MERIEME in the presence of	)
	)	/s/ Patrick Curran
	)	.......................................................................
/s/ Elle Catrall
.......................................................................
Signature of witness
Name Elle Catrall
............................................................
Address Addleshaw Goddard LLP, 60 Chiswell Street, London EC1Y, 4AG
........................................................

.......................................................................

Executed as a deed by JAN DART in the presence of	)
	)	/s/ Patrick Curran
	)	.......................................................................
/s/ Elle Catrall
.......................................................................
Signature of witness
Name Elle Catrall
............................................................
Address Addleshaw Goddard LLP, 60 Chiswell Street, London EC1Y, 4AG
........................................................

.......................................................................

Executed as a deed by HUGO CRAWFORD in the presence of	)
	)	/s/ Patrick Curran
	)	.......................................................................
/s/ Elle Catrall
.......................................................................
Signature of witness
Name Elle Catrall
............................................................
Address Addleshaw Goddard LLP, 60 Chiswell Street, London EC1Y, 4AG
........................................................

.......................................................................

Executed as a deed by GRANT EVANS in the presence of	)
	)	/s/ Patrick Curran
	)	.......................................................................
/s/ Elle Catrall
.......................................................................
Signature of witness
Name Elle Catrall
............................................................
Address Addleshaw Goddard LLP, 60 Chiswell Street, London EC1Y, 4AG
........................................................

.......................................................................

Executed as a deed by TODD FREYMAN in the presence of	)
	)	/s/ Patrick Curran
	)	.......................................................................
/s/ Elle Catrall
.......................................................................
Signature of witness
Name Elle Catrall
............................................................
Address Addleshaw Goddard LLP, 60 Chiswell Street, London EC1Y, 4AG
........................................................

.......................................................................

Executed as a deed by GINI LINDSAY in the presence of	)
	)	/s/ Patrick Curran
	)	.......................................................................
/s/ Elle Catrall
.......................................................................
Signature of witness
Name Elle Catrall
............................................................
Address Addleshaw Goddard LLP, 60 Chiswell Street, London EC1Y, 4AG
........................................................

.......................................................................

Executed as a deed by SEAN CURRAN in the presence of	)
	)	/s/ Patrick Curran
	)	.......................................................................
/s/ Elle Catrall
.......................................................................
Signature of witness
Name Elle Catrall
............................................................
Address Addleshaw Goddard LLP, 60 Chiswell Street, London EC1Y, 4AG
........................................................

.......................................................................

Signed as a deed on behalf of RAMBUS INC., a company incorporated in Delaware, USA by

Laura S. Stark_________________________________
[Full name(s) of person signing]
being a person who, in accordance with the laws of that territory, is acting under the authority of the company
) ) ) ) ) ) )	/s/ Laura S. Stark Authorised signatory